                                                                   EXHIBIT 10.15


                                                                  EXECUTION COPY





                       RUTHERFORD--MORAN OIL CORPORATION,
                                  as Borrower

                                      AND

                     RUTHERFORD--MORAN EXPLORATION COMPANY,

                           THAI ROMO HOLDINGS, INC.,

                               THAI ROMO LIMITED

                                      AND

                          OTHER SUBSIDIARY GUARANTORS,
                                 as Guarantors

                         _____________________________


                     AMENDED AND RESTATED CREDIT AGREEMENT


                          Dated as of December 3, 1997


                         ______________________________


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
Section  1.   Definitions and Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . .   1
         1.01  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02  Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . .  19
         1.03  Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         1.04  Borrowing Base and Threshold Amount Determinations and
                 Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         1.05  Copies of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section  2.  Commitments, Loans, Notes and Prepayments  . . . . . . . . . . . . . . . . . . . .  22
         2.01  Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.02  Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.03  Changes of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.04  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.05  Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.06  Several Obligations; Remedies Independent  . . . . . . . . . . . . . . . . . . .  23
         2.07  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.08  Optional Prepayments and Conversions or Continuations of Loans . . . . . . . . .  24
         2.09  Mandatory Prepayments and Reductions of Commitments  . . . . . . . . . . . . . .  24
         2.10  Engineering and Administration Fee . . . . . . . . . . . . . . . . . . . . . . .  26

Section  3.  Payments of Principal and Interest   . . . . . . . . . . . . . . . . . . . . . . .  26
         3.01  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.02  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section  4.  Payments; Pro Rata Treatment; Computations; Etc.   . . . . . . . . . . . . . . . .  27
         4.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.02  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.03  Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.04  Minimum Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.05  Certain Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.06  Non-Receipt of Funds by the Administrative Agent . . . . . . . . . . . . . . . .  29
         4.07  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section  5.  Yield Protection, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.01  Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.02  Limitation on Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.03  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.04  Treatment of Affected Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.05  Broken Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.06  U.S. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.07  Replacement of Certain Lenders . . . . . . . . . . . . . . . . . . . . . . . . .  37





                                      (i)

                                                                                               Page
                                                                                               ----
Section  6.  Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.01  The Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.02  Obligations Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.03  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.04  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.05  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.06  Continuing Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.07  Thai Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.08  Rights of Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.09  General Limitation on Guarantee Obligations  . . . . . . . . . . . . . . . . . .  42

Section  7.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         7.01  Conditions to Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.02  Further Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Section  8.  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.01  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.02  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.03  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.04  No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.05  Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.06  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.07  Use of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.08  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.09  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.10  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.11  Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . .  48
         8.12  Material Agreements and Liens  . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.13  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.14  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.15  Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.16  Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.17  True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.18  Project Agreements; Completion . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.19  Special Purpose Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.20  Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.21  SBM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.22  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Section  9.  Covenants of the Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.01  Financial Statements Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.02  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.03  Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.04  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56





                                      (ii)

                                                                                               Page
                                                                                               ----
         9.05  Prohibition of Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . .  56
         9.06  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.07  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.08  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.09  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.10  Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.11  Maintenance of Corporate Separateness  . . . . . . . . . . . . . . . . . . . . .  62
         9.12  Lines of Business; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.13  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.14  Certain Obligations Respecting Subsidiaries  . . . . . . . . . . . . . . . . . .  63
         9.15  Limitation on Sale and Leaseback Transactions and Production Payments  . . . . .  63
         9.16  Project Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.17  Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.18  Defaults Under Gas Sales and Certain Actions of Thai Government Authorities. . .  64
         9.19  Additional Subsidiary Guarantors . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.20  Special Covenants with Respect to B8/32 Partners . . . . . . . . . . . . . . . .  65
         9.21  Modifications and Payments of Senior Subordinated Notes  . . . . . . . . . . . .  65

Section 10.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

Section 11.  The Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.01  Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . .  68
         11.02  Reliance by Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . .  70
         11.03  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         11.04  Rights as a Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         11.05  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         11.06  Non-Reliance on Administrative Agent and Other Lenders  . . . . . . . . . . . .  71
         11.07  Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.08  Resignation or Removal of Administrative Agent  . . . . . . . . . . . . . . . .  72
         11.09  Consents under Other Basic Documents  . . . . . . . . . . . . . . . . . . . . .  72

Section 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         12.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         12.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         12.03  Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         12.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         12.05  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.06  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.07  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.08  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.10  Governing Law; Submission to Jurisdiction . . . . . . . . . . . . . . . . . . .  77
         12.11  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         12.12  Treatment of Certain Information; Confidentiality . . . . . . . . . . . . . . .  78





                                     (iii)
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
                                                                                               Page
                                                                                               ----
         12.13  Appointment of the Borrower as Agent  . . . . . . . . . . . . . . . . . . . . .  79
         12.14  Joint and Several Liability . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         12.15  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79


SCHEDULE I       -        Material Agreement and Liens
SCHEDULE II      -        Compliance with Laws
SCHEDULE III     -        Subsidiaries and Investments
SCHEDULE IV      -        Litigation
SCHEDULE V       -        Taxes
SCHEDULE VI      -        Capitalization
SCHEDULE VII     -        Project Agreements
SCHEDULE VIII    -        Exceptions to Statements in Registration Statement

EXHIBIT A        -        Form of Note
EXHIBIT B-1      -        Form of Borrower Pledge Agreement
EXHIBIT B-2      -        Form of Thai Pledge Agreement
EXHIBIT C-1      -        Form of Opinion of Special Counsel to the Obligors
EXHIBIT C-2      -        Form of Opinion of Special Thai Counsel
                            to the Obligors
EXHIBIT D        -        Form of Opinion of Special New York Counsel
                            to Chase
EXHIBIT E        -        Form of Confidentiality Agreement
EXHIBIT F        -        Form of Assignment and Acceptance
EXHIBIT G        -        Form of Process Agent Acceptance
EXHIBIT H        -        Form of Process Agent Power of Attorney for
                            Thai Romo
EXHIBIT I        -        Form of Affiliate Subordination Agreement





                                      (iv)

                 AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 3, 1997, between: RUTHERFORD--MORAN OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); RUTHERFORD--MORAN EXPLORATION COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware ("RMEC"); THAI ROMO HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("TRH"); THAI ROMO LIMITED, a limited liability company organized under the laws of the Kingdom of Thailand ("Thai Romo"); each of the Subsidiaries of the Borrower that becomes a guarantor pursuant to Section 9.19 hereof, (RMEC, TRH, Thai Romo and each other such Subsidiary of the Borrower that becomes a guarantor pursuant to Section 9.19 hereof, the "Subsidiary Guarantors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to
Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a New York State banking corporation, as administrative agent for the Lenders (in such capacity, together with any successors in such capacity, the "Administrative Agent").

                 The Borrower, the Subsidiary Guarantors, certain Lenders (the "Existing Lenders") and the Administrative Agent are parties to a Credit Agreement dated as of September 20, 1996, as amended and modified by (i) Amendment No. 1 and Waiver thereto, dated as of February 21, 1997, (ii) Amendment No. 2 and Waiver thereto, dated as of March 31, 1997, (iii) Amendment No. 3 thereto, dated as of August 29, 1997 (the "Existing Credit Agreement") and (iv) Amendment No. 4 and Waiver dated as of November 10, 1997. The Borrower has requested that the Lenders and the Administrative Agent agree to amend and restate the Existing Credit Agreement, and the Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement, all on the terms and conditions herein set forth.

                 Accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement so that, as amended and restated, it reads in its entirety as provided herein.

                 Section 1.  Definitions and Accounting Matters.

                 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                 "Affiliate" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) no individual shall be an Affiliate of any Person solely by reason of his or





                                Credit Agreement
her being a director, officer or employee of such Person and (ii) none of the Borrower and the Wholly Owned Subsidiaries of the Borrower shall be Affiliates of each other.

                 "Affiliate Subordinated Indebtedness" shall mean Indebtedness of any Subsidiary Guarantor to the Borrower or to any other Subsidiary Guarantor for borrowed money the obligations of such Subsidiary Guarantor in respect of which are subordinated to the obligations of such Subsidiary Guarantor hereunder pursuant to an Affiliate Subordination Agreement (or on other terms of subordination, and pursuant to documentation, reasonably satisfactory to the Majority Lenders).

                 "Affiliate Subordination Agreement" shall mean one or more subordination agreement(s) among the Borrower, any of the Subsidiary Guarantors and the Administrative Agent in substantially the form of Exhibit I hereto.

                 "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                 "Applicable Margin" shall mean, with respect to each Type of Loan during each Utilization Level Period set forth in the schedule below, the percentage per annum set forth opposite such period under such Type of Loan in such schedule:

                           Applicable Margin (% p.a.)
                           --------------------------

         Utilization              Base Rate
         Level Period               Loans             Eurodollar Loans
         ------------             ---------           ----------------
          Utilization
         Level 1 Period               0.25%                  1.75%

          Utilization
         Level 2 Period               1.00%                  2.75%

          Utilization
         Level 3 Period               1.75%                  3.50%

provided that, during any period that a Deficiency shall exist, the "Applicable Margin" as set forth above shall be increased by an additional 2% per annum.





                                Credit Agreement

                 "B8/32 Partners" shall mean B8/32 Partners Ltd., a limited liability company organized under the laws of the Kingdom of Thailand.

                 "Baht" shall mean lawful money of the Kingdom of Thailand.

                 "Bankruptcy Code" shall mean the U.S. Federal Bankruptcy Code of 1978, as amended from time to time.

                 "Bareboat Charter" shall mean the Bareboat Charter dated as of February 9, 1996, between Tantawan Production B.V. and Tantawan Services, LLC in connection with the charter of the "TANTAWAN EXPLORER" for use in the Tantawan Field in the Gulf of Thailand.

                 "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                 "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Pledge Agreements and the Warrant Agreement.

                 "Borrower Pledge Agreement" shall mean the Pledge Agreement substantially in the form of Exhibit B-1 hereto executed by the Borrower in favor of the Administrative Agent, as the same may be modified and supplemented and in effect from time to time.

                 "Borrowing Base" shall have the meaning assigned to such term in Section 1.04(b)(iii) hereof.

                 "Borrowing Base Deficiency" shall mean, with respect to any Redetermination Date, the amount (if any) by which the aggregate principal amount of the Loans outstanding as of such Redetermination Date exceeds the Borrowing Base as redetermined as of such Redetermination Date.

                 "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for





                                Credit Agreement
as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives, anticipates recovering or has filed a claim for Casualty Proceeds.

                 "Casualty Proceeds" shall mean the proceeds of any insurance, condemnation award or other compensation paid or payable to the Borrower or any Subsidiary Guarantor or any of their respective Subsidiaries by an insurer or Government Authority in respect of any Casualty Event.

                 "Change of Control" shall mean that (i) Patrick Rutherford or John Moran, (ii) their Affiliates, (iii) any trust or corporation, all of the beneficiaries or shareholders, as the case may be, of which are any one or more of the persons referred to in clause (i) or their immediate family members, or
(iv) any bona fide legal representative of any of the individuals in clause (i) duly appointed as a result of the death or legal incapacity of such individual, shall cease to own collectively, directly or indirectly, more than 51% (on a fully-diluted basis) of the aggregate voting shares of capital stock of all classes of the Borrower or shall cease to have the ability to appoint or remove, directly or indirectly (including voting rights obtained from other shareholders), the majority of the members of the board of directors of the Borrower.

                 "Chase" shall mean The Chase Manhattan Bank or any successor.

                 "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

                 "Commitment" shall mean, as to each Lender, the obligation of such Lender to make a Loan pursuant to Section 2.01 hereof in a principal amount at any one time outstanding up to but not exceeding the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitment". The original aggregate principal amount of the Commitments is $150,000,000.

                 "Commitment Percentage" shall mean, with respect to any Lender, the ratio of the amount of the Commitment of such Lender to the aggregate of the Commitments of all the Lenders.

                 "Commitment Termination Date" shall mean the Scheduled Commitment Termination Date or such earlier date as shall be determined in accordance with Sections 2.03 and 2.09 hereof.





                                Credit Agreement

                 "Concession Agreement" shall mean, collectively, (i) Petroleum Concession No. 1/2534/36 dated as of August 1, 1991, whereby the Ministry of Industry of the Kingdom of Thailand awarded to Maersk, Thaipo, and Thai Romo the concession to develop hydrocarbon producing properties in Block B8/32 in the Gulf of Thailand; (ii) Supplementary Petroleum Concession No. 1 to Petroleum Concession No. 1/2534/36 dated as of March 6, 1992, whereby Sophonpanich entered into Petroleum Concession No. 1/2534/36; and (iii) Supplementary Petroleum Concession No. 2 to Petroleum Concession No. 1/2534/36 dated as of September 4, 1995, whereby Maersk transferred all of its interest in the Tantawan Field to Thaipo and whereby Thaipo, Thai Romo and Sophonpanich readjusted their respective interests in the Tantawan Field.

                 "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                 "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                 "Deficiency" shall mean, on any date, the amount (if any) by which the aggregate principal amount of the Loans as of such date exceeds the Borrowing Base as in effect on such date.

                 "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                 "Determination Date" shall mean May 1 and November 1 of each year commencing May 1, 1998; provided that if such date is not a Business Day, the Determination Date shall be the immediately succeeding Business Day.

                 "Determination Period" shall mean, (a) with respect to any Reserve Evaluation Report delivered by the Independent Petroleum Engineer, the calendar year for which such report was prepared and (b) with respect to any Reserve Evaluation Report prepared by any Obligor, the period from January 1 to June 30 of the calendar year for which such report was prepared.

                 "Disposition" shall mean any sale, assignment, transfer, lease or other conveyance or disposition of any Property which is given any value in determining the Borrowing Base (whether now owned or hereafter acquired) by any Obligor or any of its Subsidiaries to any other Person excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, (ii) any inventory or other Property (including, without limitation, accounts receivable) sold or disposed of in the ordinary course of business and ordinary business terms, (iii) any hydrocarbons produced, processed or sold in the ordinary course of business and (iv) dispositions of Properties the subject of Casualty Events.





                                Credit Agreement

                 "Dollar-Denominated Production Payments" shall mean production payment obligations of the Borrower or any Subsidiary Guarantor which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "Equity Issuance" shall mean (a) any issuance or sale by the Borrower or any of its Subsidiaries after the date hereof of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or (other than any warrants or options issued to directors, officers, consultants or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution) or (c) any Public Equity Offering; provided that an Equity Issuance shall not include (w) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower, (x) any capital contribution by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower,
(y) any issuance of convertible subordinated debt that constitutes Subordinated Indebtedness issued in accordance with Section 9.07(n) hereof or (z) any issuance of equity securities upon the exercise of any conversion right with respect to such convertible subordinated debt.

                 "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which any of the Borrower and its Subsidiaries is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any of the Borrower and its Subsidiaries is a member.

                 "Escrow Agreement" shall mean the agreement between SBM, Thaipo, Thai Romo, Sophonpanich and any other parties thereto relating to the flow of funds from the operation of the





                                Credit Agreement

Project and detailing the reimbursement procedure referenced in Article 8.1 in the Operating Agreement for the payment of amounts owed to SBM.

                 "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Rate" in this
Section 1.01.

                 "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean, as determined by the Administrative Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Lenders for such Interest Period. If any Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Lender would have made or had outstanding had it been participating in such Loan during such Interest Period.

                 "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

                 "Existing Agreement Closing Date" shall mean September 20,
1996.

                 "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                 "GAAP" shall mean accounting principles generally accepted in the United States as such principles shall be in effect at the time of the computation or determination or as of the date of the relevant financial statements, as the case may be (the "Relevant Date").

                 "Gas Sales Agreement" shall mean the Gas Sales Agreement dated as of November 7, 1995 among the Petroleum Authority of Thailand, as gas purchaser, and Thaipo, Thai Romo, and Sophonpanich, as gas sellers, as amended by the First Amendment to Gas Sales Agreement dated as of November 12, 1997.





                                Credit Agreement

                 "Government Authority" shall mean any federal, state, provincial, municipal, local or territorial government or governmental subdivision, department, court, commission, board, bureau, agency, regulatory authority, instrumentality, judicial, taxing or administrative body, domestic or foreign, including, without limitation, in the case of the Kingdom of Thailand, any ministry or state enterprise of the Kingdom of Thailand and any officer or official of any of the foregoing.

                 "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, or working capital of any Person or any production or revenues generated by (or any capital or other expenditures incurred in connection with the acquisition and exploitation of, or the exploration for or development or production of) any Hydrocarbon Properties, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, a guarantee in favor of a bank or other financial institution in order to cause such bank or financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                 "Hedging Agreement" shall mean, for any Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in (x) the prices of hydrocarbons, either generally or under specific circumstances or (y) currency exchange rates between U.S. dollars and Thai baht either generally or under specific circumstances.

                 "Hydrocarbon Properties" shall mean, without duplication, the Borrower's and Subsidiary Guarantors' interests in hydrocarbon reserves.

                 "Indebtedness" shall mean, for any Person (without duplication): (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to purchase or repurchase the same or similar Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days after the date of receipt of the invoice therefor; (c) obligations of others secured by a Lien on the Property of such Person, whether or not the respective obligations so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit, surety bonds or similar instruments issued or accepted by banks, surety companies and other financial institutions for account of such Person and issued in respect of





                                Credit Agreement
liabilities of such Person of the type described in other clauses of this definition; (e) Capital Lease Obligations of such Person other than any thereof for which Thai Romo is liable and which is incurred in connection with transactions under the Operating Agreement or the Joint Operating Agreement;
(f) obligations of such Person in respect of obligations of the types specified in other clauses of this definition as a partner or joint venturer of any partnership or joint venture (other than in respect of obligations incurred in the ordinary course of business); (g) obligations of such Person in respect of Interest Rate Protection Agreements or Hedging Agreements; and (h) Indebtedness of others Guaranteed by such Person, provided that the term "Indebtedness" shall not include any of the foregoing which are subject to irrevocable legal defeasance in accordance with the terms thereof. When used with respect to Thai Romo, "Indebtedness" shall include Thai Romo's obligations to reimburse the operator under the Operating Agreement or The Joint Operating Agreement for Thai Romo's pro rata share of payments made by such operator in respect of Indebtedness incurred by such operator in connection with transactions under such agreements.

                 "Independent Petroleum Engineer" shall mean Ryder Scott & Associates or any firm of independent petroleum engineers selected by the Borrower and acceptable to the Administrative Agent.

                 "Initial Reserve Evaluation Report" shall mean a report prepared by Ryder Scott & Associates dated February 5, 1996 and affirmed as of June 26, 1996, with respect to Proved Reserves, future cash flows, capital expenditures, and net profits after the payment of the Thai special renumeratory benefit, Thai corporate and other taxes and expenses as of January 1, 1996.

                 "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) Operating Cash Flow for the four complete fiscal quarters of the Borrower and its Subsidiaries ending on or most recently ended prior to such date (but in no event shall this ratio be calculated prior to the fiscal quarter of the Borrower ending March, 31 1998), in each case taken as a single accounting period, to (b) Interest Expense for such period.

                 "Interest Expense" shall mean, for any period, interest expense of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), including, without limitation: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued (whether or not actually paid during such period) or capitalized during such period plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period); provided that any interest paid or accrued on the Senior Subordinated Notes during such period shall be excluded from the calculation of Interest Expenses if (x) such payments are made from the proceeds of cash or Investments subject to the Lien permitted pursuant to Section 9.06(w) hereof or (y) in the case of accrued interest, sufficient funds are subject to the Lien permitted pursuant by
Section 9.06(w) hereof to pay such accrued interest.





                                Credit Agreement

                 "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                 Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                 "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                 "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guarantee of any Indebtedness of such Person or the subordination of any claim against such Person to other Indebtedness of such Person; except that "Investment" shall not include investments in inventory or trade receivables made or arising in the ordinary course of business for the sale of goods or services; provided that when used with respect to Thai Romo, "Investments" shall include any payments made by Thai Romo to the operator under the Operating Agreement in satisfaction of Thai Romo's obligations to reimburse such operator for its pro rata share of Investments made by such operator in connection with transactions under such agreement.

                 "Joint Operating Agreement " shall mean, collectively, (i) the Joint Operating Agreement dated as of August 1, 1991 between Maersk, Thai Romo, Thaipo, and Sophonpanich, (ii) the Transfer Agreement dated March 2, 1995 between Maersk, Thai Romo, Thaipo, and Sophonpanich, whereby Maersk agrees to convey its interest and operatorship in respect of the Tantawan Area of Block B8/32 to Thaipo and (iii) the Agreement of Operatorship and Conveyance of Interest dated as of March 3, 1995 between Maersk and Thaipo.

                 "Law" shall mean any present or future federal, state, local or other constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, judgment of a court or standards contained in any applicable permit or approval, or any other legislative, judicial or





                                Credit Agreement
administrative action of any Governmental Authority, including without limitation, those relating to (1) the protection of human health, safety or the environment or (2) to regulation of emissions, discharges, releases or threatened releases to the environment.

                 "Legal Requirements" shall mean all laws, rules or regulations of any Government Authority or any order, writ, injunction or decree of any court or governmental or regulatory authority or agency.

                 "Lien" shall mean, with respect to any Property, any assignment in trust, mortgage, lien, pledge, charge, fiduciary or security assignment, security interest or encumbrance of any kind in respect of such Property (including, without limitation, any Production Payment, advance, payment or similar arrangement with respect to minerals in place). For purposes of the foregoing, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                 "Loans" shall mean the loans provided for in Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                 "Maersk" shall mean Maersk Oil (Thailand) Limited, a company organized under the laws of the Kingdom of Thailand.

                 "Majority Lenders" shall mean Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

                 "Margin Stock" shall mean "margin stock" within the meaning of Regulation U and Y.

                 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of any of the Obligors to perform any of its payment obligations or any of its other material obligations under any of the Basic Documents to which it is a party.

                 "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any of its Subsidiaries or any ERISA Affiliate and that is covered by Title IV of ERISA.

                 "Net Available Proceeds" shall mean:

                 (a) in the case of any Disposition by any Obligor, the amount of Net Cash Payments received in connection with such Disposition;





                                Credit Agreement

                 (b) in the case of any Casualty Event, the aggregate amount of the Casualty Proceeds received by an Obligor in respect of such Casualty Event net of (i) reasonable expenses incurred by such Obligor in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on the Property the subject of such Casualty Event and any income and transfer taxes payable by such Obligor or the Borrower in respect of such Casualty Event; and

                 (c) in the case of any Equity Issuance or the incurrence of any Subordinated Indebtedness, the aggregate amount of cash received by the Borrower and the Subsidiary Guarantors in respect of such Equity Issuance or the incurrence of such Subordinated Indebtedness, as the case may be, net of commissions, discounts and other transaction costs incurred by the Borrower and the Subsidiary Guarantors in connection therewith.

                 "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by an Obligor directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by such Obligor in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated (including, without limitation, any foreign taxes) to be payable by such Obligor, as the case may be, as a result of such Disposition (but only to the extent that amounts equal to such estimated taxes are in fact paid to the relevant Governmental Authority not later than the date such taxes are required to be paid to such relevant Government Authority) and (b) Net Cash Payments shall be net of any repayments by such Obligor of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) such Indebtedness is to be repaid as a condition to the Disposition of such Property.

                 "Non-Recourse Debt" shall mean any Indebtedness of the Borrower or any Subsidiary of the Borrower in respect of which the sole recourse of the holder or holders thereof (except to the extent approved by the Majority Lenders) is to specified Properties of the Borrower or one of its Subsidiaries and the revenues generated thereby or to a Subsidiary of the Borrower whose only assets (except to the extent approved by the Majority Lenders) consist of such specified Properties and the revenues generated thereby and the terms and conditions of which (including, without limitation, the amortization and other payment provisions of which and the interest and other compensation payable in respect of which, the non-recourse provisions of which and the other terms of which including, without limitation, covenants and events of default), and the documentation for which, are acceptable to the Majority Lenders; provided that the existence in any document executed by the Borrower or such Subsidiary in connection with such Non-Recourse Debt (the "Subject Debt") of a provision which provides for recourse to the Properties or assets of the Borrower or such Subsidiary generally by reason of gross negligence or willful misconduct of the Borrower or such Subsidiary, will not cause the Subject Debt to be excluded from the definition of "Non-Recourse Debt" prior to the time that a claim is made against the Borrower or such Subsidiary, as the case may be, alleging the gross negligence or willful





                                Credit Agreement
misconduct of the Borrower or such Subsidiary, as the case may be (it being understood that immediately upon any such claim being made against the Borrower or such Subsidiary the amount of such claim shall cease to be Non-Recourse
Debt).

                 "Notes" shall mean the promissory notes provided for by
Section 2.07 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                 "Obligors" shall mean, collectively, the Borrower and the Subsidiary Guarantors.

                 "Operating Agreement" shall mean the Operating Agreement between SBM Marine Services Thailand Ltd. and Tantawan Services, LLC, dated February 9, 1996, relating to the operation of the "TANTAWAN EXPLORER".

                 "Operating Cash Flow" shall mean, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation, depletion, amortization and other non-cash expenses (to the extent deducted in determining net operating income) for such period.

                 "Original Notes" shall mean the promissory notes, dated as of the Existing Agreement Closing Date, executed by the Borrower in favor of the Existing Lenders.

                 "Payment Default" shall mean any failure of the Borrower to pay any principal of or interest on the Loans when due.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in each case maturing not more than 180 days from the date of acquisition thereof; (b) marketable general obligations issued by any state of the United States of America maturing within 180 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) Dollar denominated domestic and Eurodollar certificates of deposit, time or demand deposits or bankers' acceptances and maturing within 180 days from the date of acquisition issued or guaranteed by, or placed with, and money market deposit accounts issued or offered by: (i) any Lender, (ii) any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia (or the holding company of which such bank is a subsidiary) that maintains a rating of "A" or better by Standard & Poor's Ratings Group or Moody's Investors





                                Credit Agreement

Services, Inc., and (iii) any branch located in the United States of America of a commercial bank organized under the laws of the United Kingdom, Canada or Japan (or the holding company of which such commercial bank is a subsidiary) that maintains a rating of "A" or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc.; (d) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively; (e) investments arising under the Basic Documents; and (f) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) of this definition, entered into with any institution meeting the qualifications specified in subclauses (i) through (iii) of clause (c) of this definition.

                 "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                 "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                 "Pledge Agreements" shall mean the Borrower Pledge Agreement and the Thai Pledge Agreements.

                 "Post-Default Rate" shall mean, in respect of (a) any principal of any Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the current Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof) and (b) interest on any Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans.

                 "Present Value of Reserves" shall mean, as of any date, estimated net cash flow expressed in Dollars (after development expenses and production taxes) in respect of Proved Reserves attributable to Hydrocarbon Properties calculated in accordance with risk factors and product pricing models for hydrocarbon properties in effect at the time such estimate is made and discounted to present value at a discount rate for Proved Reserves acceptable, in each case, to the Required Lenders.





                                Credit Agreement

                 "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

                 "Principal Office" shall mean the principal office of The Chase Manhattan Bank, located on the date hereof at 270 Park Avenue, New York, New York 10017.

                 "Production Payments" shall mean Dollar-Denominated Production Payments and Volumetric Production Payments.

                 "Project" shall mean the ongoing development activities in the Tantawan area of Block B8/32 in the Gulf of Thailand pursuant to the Project Agreements.

                 "Project Agreements" shall mean, collectively, the agreements set forth on Schedule VII hereto.

                 "Property" shall mean any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including any right or interest therein or thereto.

                 "Proved Reserves", for any Person, shall mean reserves (to the extent of the net interest of such Person) comprised of quantities of hydrocarbons which geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

                 "PTT" shall mean The Petroleum Authority of Thailand.

                 "Public Equity Offering" shall mean an underwritten primary public offering of the common stock of the Borrower, pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Qualifying Shares" shall mean the shares of Thai Romo stock held by PRRTHAI, Inc., THAIPRR, L.P., JAMTHAI, Inc., THAIJAM, L.P. and MDMTHAI, Inc., representing an aggregate of five ordinary shares.

                 "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be September 30, 1996.

                 "Redetermination" shall mean a redetermination of the Borrowing Base provided for by Section 1.04 hereof.

                 "Redetermination Date" shall have the meaning assigned to such term in Section 1.04(b)(ii) hereof.





                                Credit Agreement

                 "Redetermination Event" shall mean the occurrence of any of the following after the date of this Agreement:

                 (a) the giving by the Administrative Agent or the Required Lenders of a notice to the Borrower indicating that the Threshold Amount will be redetermined pursuant to Section 1.04 hereof, provided that not more than one such notice may be given prior to any Redetermination Date;

                 (b) the giving by the Borrower of a notice to the Administrative Agent and the Lenders requesting that the Threshold Amount be determined pursuant to Section 1.04 hereof, provided that not more than one such notice may be given by the Borrower prior to any Redetermination Date;

                 (c) the occurrence, prior to September 30, 1998, of any Equity Issuance;

                 (d) the incurrence, prior to September 30, 1998, of any Subordinated Indebtedness permitted to be incurred pursuant to Section 9.07(n) hereof (excluding any Indebtedness issued in exchange for the Senior Subordinated Notes pursuant to the exchange offer contemplated in the Registration Statement); and

                 (e) any Disposition (including, for purposes hereof, dispositions of Properties the subject of Casualty Events), prior to September 30, 1998.

                 "Reference Lenders" shall mean Chase and NationsBank of Texas, N.A.

                 "Registration Statement" shall mean the Registration Statement on Form S-4 filed by the Borrower and the Subsidiary Guarantors with the Securities and Exchange Commission (Registration Number 333-41015), as amended and in effect from time to time.

                 "Regulation A", "Regulation D", "Regulation U", "Regulation X, and "Regulation Y" shall mean, respectively, Regulations A, D, U, X and Y of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                 "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in U.S. Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any U.S. Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.





                                Credit Agreement

                 "Relevant Date" shall have the meaning assigned to such term in the definition of "GAAP" in this Section 1.01.

                 "Report Delivery Date" shall mean each of March 15 and September 15 in each year, commencing March 15, 1997; provided that if any such day is not a Business Day, the Report Delivery Date shall be the immediately succeeding Business Day.

                 "Required Lenders" shall mean Lenders having at least 75% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 75% of the aggregate unpaid principal amount of the Loans.

                 "Reserve Evaluation Report" shall mean the Initial Reserve Evaluation Report and each subsequent unsuperseded report that is prepared on a basis reasonably consistent with the Initial Reserve Evaluation Report and is otherwise reasonably satisfactory in form and substance to the Required Lenders; provided that each such Reserve Evaluation Report, with respect to the Hydrocarbon Properties in which Thai Romo has an interest, shall include, among other items, a delineation of the net cash flow to Thai Romo after payment of the Kingdom of Thailand special remuneratory benefit, Thai corporate taxes and other Taxes owing in or to the Kingdom of Thailand.

                 "Restricted Payments" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding (a) dividends payable solely in shares of common stock of the Borrower, and (b) payments of interest and principal on Affiliate Subordinated Indebtedness to the extent permitted by the provisions thereof.

                 "Sales Agreement" shall mean any contract or agreement for the sale by Thai Romo of crude oil or other hydrocarbon products.

                 "SBM" shall mean, collectively, SBM Bahamas Limited, a Bahamian corporation, SBM Marine Services Thailand Ltd., a Thai corporation, and Tantawan Production B.V., a Netherlands corporation.

                 "Scheduled Commitment Termination Date" shall mean September 30, 1999.

                 "Senior Officer" shall mean, when used with respect to an Obligor, the president, the principal executive officer, the principal operating officer or the principal financial officer of such Obligor.





                                Credit Agreement

                 "Senior Subordinated Notes" shall mean the Borrower's 10.75% Senior Subordinated Notes due 2004 in an aggregate principal amount not to exceed $120,000,000, including any Indebtedness issued in exchange for the Senior Subordinated Notes pursuant to the exchange offer contemplated in the Registration Statement.

                 "Share Sale Agreement" shall mean the Share Sale Agreement dated January 13, 1997 between Maersk Olie OG Gas AS and Thai Romo.

                 "Sophonpanich" shall mean Palong Sophon Limited, a limited liability company organized under the laws of the Kingdom of Thailand, as successor in interest to Sophonpanich Co., Limited.

                 "Subordinated Indebtedness" shall mean Indebtedness of the Borrower or any of its Subsidiaries, excluding Affiliated Subordinated Indebtedness and the Senior Subordinated Notes, in form and substance, and in amounts, and containing provisions, including subordination provisions, satisfactory to the Required Lenders.

                 "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                 "Tantawan Joint Operating Agreement" shall mean the Joint Operating Agreement effective as of March 3, 1995 between Thaipo, Thai Romo and Sophonpanich.

                 "Taxes" shall mean all taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings, or charges, which are imposed, levied, collected, withheld or assessed by any Government Authority as of the date of this Agreement or at any time in the future together with interest thereon and penalties with respect thereto, if any, including, without limitation, production and severance taxes and "Tax" and "Taxation" shall be construed accordingly.

                 "Thai Pledge Agreements" shall mean the Pledge Agreements substantially in the form of Exhibit B-2 hereto executed by RMEC and TRH, respectively, in favor of the Lenders represented by the Administrative Agent under a power of attorney, as each shall be modified and supplemented and in effect from time to time.

                 "Thaipo" shall mean Thaipo Limited, a limited liability company organized under the laws of the Kingdom of Thailand.





                                Credit Agreement

                 "Thai-Tex" shall mean Thai-Tex Insurance Company, a captive insurance company organized under the laws of the State of Hawaii, and a Wholly Owned Subsidiary of the Borrower.

                 "Threshold Amount" shall mean, on any date, the amount most recently determined to be the "Threshold Amount" in accordance with Section
1.04 hereof.

                 "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

                 "Utilization Level Period" shall mean a Utilization Level 1 Period, a Utilization Level 2 Period or a Utilization Level 3 Period.

                 "Utilization Level 1 Period" shall mean each period during which the aggregate principal amount of Loans outstanding hereunder is less than or equal to 100% of the Threshold Amount at such time.

                 "Utilization Level 2 Period" shall mean each period on or prior to June 30, 1998 during which the aggregate principal amount of Loans outstanding hereunder is greater than 100% of the Threshold Amount at such time.

                 "Utilization Level 3 Period" shall mean each period after June 30, 1998 during which the aggregate principal amount of Loans outstanding hereunder is greater than 100% of the Threshold Amount at such time.

                 "Volumetric Production Payments" shall mean production payment obligations of the Borrower or any Subsidiary Guarantor or any of its Subsidiaries which are payable from a specified share of production from specific Properties, together with all undertakings and obligations in connection therewith.

                 "Warrant Agreement" shall mean the Warrant Agreement dated the date of this Agreement between the Borrower and the Lenders, as the same may be modified and supplemented and in effect from time to time.

                 "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                 1.02  Accounting Terms and Determinations.

                 (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered





                                Credit Agreement
pursuant to this Agreement shall be made and prepared in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                 (b) None of the Obligors will change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                 1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                 1.04 Borrowing Base and Threshold Amount Determinations and Computations.

                 (a) Initial Amounts. The Borrowing Base in effect on the date of this Agreement is hereby determined to be $150,000,000, and the Threshold Amount in effect on the date of this Agreement is hereby determined to be $60,000,000. The Borrowing Base and the Threshold Amount shall remain at the respective amounts determined pursuant to the first sentence of this
Section 1.04(a) until the date on which (x) the Administrative Agent shall next establish the Borrowing Base and/or Threshold Amount, as the case may be, as provided in Section 1.04(b) hereof or Section 1.04(c) hereof or (y) the Borrowing Base and/or Threshold Amount is reduced pursuant to Section 2.09 hereof.

                 (b)  Scheduled Redeterminations.

                          (i) As promptly as practicable following the receipt of the Reserve Evaluation Report on each Report Delivery Date, the Administrative Agent (in consultation with the Lenders) shall (A) redetermine the Borrowing Base (if after September 30, 1998) and the Threshold Amount on the basis of such Reserve Evaluation Report in the manner provided in clause (ii) of this Section 1.04(b), (B) notify the Lenders of such redetermination and (C) if such redetermination is approved by each of the Lenders, notify the Borrower and the Lenders of the Borrowing Base and the Threshold Amount as so redetermined, provided that the Administrative Agent shall notify the Borrower on or prior to each Determination Date as to whether or not the Lenders have redetermined the Borrowing Base and/or Threshold Amount. Such redetermined Borrowing Base and the Threshold Amount shall become effective on the Determination Date immediately following the Report Delivery Date for such Reserve Evaluation Report (or such later date as notified by the Administration Agent to the Borrower and the Lenders) and shall remain effective until again redetermined pursuant to this Section 1.04. Each date on which a redetermination of the Borrowing Base or the Threshold Amount becomes effective as provided in the preceding sentence is herein called a "Redetermination Date".

                          (ii) Each redetermination by the Administrative Agent of the Borrowing Base and the Threshold Amount (and the Lenders' approval thereof) shall be made on the





                                Credit Agreement
         basis of parameters which may include the Present Value of Reserves attributable to Hydrocarbon Properties as set forth in the related Reserve Evaluation Report, as adjusted by the Administrative Agent with the approval of the Lenders, in its and their reasonable discretion, using the rates, factors, values, estimates, assumptions and computations set forth in such Reserve Evaluation Report and any other relevant information or factors (such adjustments being herein called "Borrowing Base Assumptions").

                          (iii) As used herein, "Borrowing Base" shall mean the amount specified in Section 1.04(a) hereof as redetermined from time to time as provided in clauses (i) and (ii) of this Section 1.04(b), each such redetermination to become effective as provided in said clause (i).

                 (c) Unscheduled Redeterminations. Not later than the date 45 days after any Redetermination Event, the Administrative Agent may (and (i) if requested by (x) Banque Paribas (at any time that Banque Paribas' Commitment equals or exceeds $35,000,000) or (y) the Required Lenders as provided in paragraph (a) of the definition of such term in Section 1.01 hereof, (ii) if such Redetermination Event is an event referred to in paragraph (b) of the definition of such term in Section 1.01 hereof or (iii) if such Redetermination Event is an event referred to in paragraphs (c), (d), or (e) of such term in
Section 1.01 hereof and the Borrower so requests, shall), by notice to the Borrower and the Lenders, redetermine the Borrowing Base and the Threshold Amount (in the case of paragraphs (b) and (e) of the definition of Redetermination Event) in accordance with the provisions of Section 1.04(b)(ii) hereof with the approval of the Lenders. In determining the Borrowing Base and the Threshold Amount pursuant to this Section 1.04(c), the Administrative Agent shall (with the approval of the Lenders) be entitled to give effect to the occurrence of any events or circumstances giving rise to or constituting the relevant Redetermination Event. Any determination of the Borrowing Base and Threshold Amount following a Redetermination Event referred to in paragraph (e) of the definition of such term in Section 1.01 hereof shall be made by the Administrative Agent and the Lenders in their sole discretion based on such factors as they deem relevant using the criteria generally employed by the Administrative Agent and each such Lender, respectively, on the date of determination with respect to borrowers similar to the Borrower. The effective date of the redetermined Borrowing Base and Threshold Amount (if applicable) shall be established in accordance with Section 1.04(b) hereof, provided that no Reserve Evaluation Report shall be required for a determination of the Borrowing Base following a Redetermination Event referred to in paragraph (c),
(d) and (e) of the definition of such term in Section 1.01 hereof. Notwithstanding anything herein to the contrary, upon the occurrence of any of the events specified in clauses (c), (d) and (e) of the definition of Redetermination Event, if the Borrower has not requested a redetermination of the Borrower Base and Threshold Amount, as provided for above, the Borrowing Base and Threshold Amount shall automatically be reduced only by 100% (but not below zero) of the Net Available Proceeds received as a result of such Redetermination Event.

                 (d) Determinations Etc.. All determinations and redeterminations and adjustments of the Borrowing Base, Threshold Amount or any Borrowing Base Assumption by the





                                Credit Agreement

Administrative Agent or the Required Lenders provided for in this Section 1.04 or in the definition of "Present Value of Reserves" in Section 1.01 hereof, including any approvals or disapprovals of a determination or redetermination of the Borrowing Base, Threshold Amount or any Borrowing Base Assumption or any adjustment thereof shall be made on a reasonable basis, in good faith, in a manner reasonably consistent with the basis on which the initial Threshold Amount was determined and in accordance with then current standards and practices of the Administrative Agent or the Lenders, as applicable, for similar oil and gas credits with respect to borrowers similar to the Borrower.

                 1.05 Copies of Documents. Whenever this Agreement provides that the Administrative Agent will distribute to the Lenders documents provided by any of the Obligors, such Obligor shall furnish to the Administrative Agent a copy of such document for each Lender.

                 Section 2.  Commitments, Loans, Notes and Prepayments.

                 2.01  Loans.

                 (a) Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make one or more loans to the Borrower in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount up to but not exceeding the lesser of (x) the Commitment of such Lender as in effect from time to time and (y) an amount equal to such Lender's Commitment Percentage multiplied by the Borrowing Base determined (if after September 30, 1998 or if so requested by the Borrower pursuant to Section 1.04(c) hereof) pursuant to the immediately preceding Reserve Evaluation Report; provided that the Borrower may not borrow Loans under this Agreement at any time while a Deficiency exists. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section
2.08 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.08 hereof).

                 (b) Limit on Eurodollar Loans. No more than five separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

                 2.02 Borrowings. The Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in a single account of the Borrower designated by the Borrower.





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
                                     - 23 -



                 2.03  Changes of Commitments.

                 (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

                 (b) The Borrower shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or in integral multiples of $1,000,000 in excess thereof.

                 (c) The Commitments once terminated or reduced may not be reinstated.

                 2.04 Commitment Fee. The Borrower shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of the difference, if any, between (x) each Lender's outstanding Loans and (y) an amount equal to such Lender's Commitment Percentage multiplied by the lesser of (i) the aggregate of the Commitments and
(ii) the Borrowing Base determined pursuant to the immediately preceding Reserve Evaluation Report, in each case, for the period from and including the date hereof to but not including the earlier of the date such Lender's Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fee shall be payable on each Quarterly Date (provided that the Administrative Agent shall have provided to the Borrower a written invoice, and provided further that failure of the Administrative Agent to deliver such invoice shall not relieve the Borrower of the obligation to pay such commitment fee) and on the earlier of the date the relevant Commitments are terminated and the Commitment Termination Date.

                 2.05 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                 2.06 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and, to the extent permitted by law, it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.





                                Credit Agreement

                 2.07  Notes.

                 (a) The Loan made by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

                 (b) The date, amount, Type, interest rate and duration of each Interest Period (if applicable) of or for each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such
Note in respect of the Loans.

                 (c) No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Loan and Note pursuant to Section 12.06 hereof or a required assignment of all of such Lender's Loans as contemplated by Section
5.07 hereof (and, (x) if requested by any Lender or in connection with any such required assignment, the Borrower agrees to so exchange any Note and (y) promptly following delivery to any Lender of replacement Note(s), such Lender (if such Lender is an assigning Lender) agrees to deliver to the Borrower such Lender's existing Note marked canceled).

                 2.08 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrower to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Eurodollar Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into Base Rate Loans.

                 2.09  Mandatory Prepayments and Reductions of Commitments.

                 (a) Borrowing Base. In the event that, after giving effect to any Redetermination, the Borrowing Base as redetermined is less than the aggregate principal amount of the Loans





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
                                     - 25 -



outstanding on the related Redetermination Date, the Borrower shall prepay an amount of the Loans or, if after September 30, 1998, other Indebtedness specified in Sections 9.07 (b) (but only to the extent owed to Persons that are not Affiliates of the Borrower), (i), (j) and (m) hereof equal to the Deficiency in equal monthly installments prior to the next Borrowing Base redetermination, commencing on the Business Day following the date on which the Administrative Agent notifies the Borrower of the effectiveness of such Redetermination with the remaining such installments to be paid on the corresponding day in each of the remaining succeeding months (or, if any such day is not a Business Day, on the next succeeding Business Day), provided that if the Borrowing Base has decreased by reason of an event specified in clauses
(c), (d) or (e) of the definition of Redetermination Event, such prepayment shall be made on such earlier date or dates as the Required Lenders (through the Administrative Agent) may specify to the Borrower.

                 (b) Threshold Amount. If, at any time after September 30, 1998, the aggregate principal amount of the Loans shall exceed the Threshold Amount at such time, the Borrower shall immediately prepay Loans in an amount equal to such excess. Notwithstanding any provision of this Agreement to the contrary, on any date after September 30, 1998, any reference in this Agreement or any of the other Basic Documents to the "Threshold Amount" shall be deemed to be a reference to the "Borrowing Base."

                 (c) Casualty Events. Within 30 days following the occurrence of any Casualty Event affecting any Property (the "Affected Property") of any Obligor that is expected to result in the receipt by such Obligor of Net Available Proceeds in excess of $5,000,000, such Obligor shall deliver to the Lenders a statement, certified by the chief financial officer of such Obligor and in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds in excess of $5,000,000 of any insurance, condemnation award or other compensation resulting from such Casualty Event. Such statement shall indicate whether the affected Obligor intends to (i) repair or replace the Affected Property, (ii) reinvest such Net Available Proceeds in Property of comparable value and substantially similar in respect of type, cash-flow profile and location, if applicable, or (iii) prepay the Loans in an amount equal to 100% of such Net Available Proceeds. If such Borrower has indicated that it intends to repair or replace the Affected Property or reinvest the Net Available Proceeds relating thereto in Property of comparable value (which Property is satisfactory to the Majority Lenders), such Borrower shall either (i) commence such repair or replacement not later than the later of (x) 30 days following the receipt of the proceeds of any insurance, condemnation award or compensation in respect of such Casualty Event and (y) the receipt of all governmental approvals required for the commencement of such repair or replacement or (ii) reinvest such proceeds not later than the later of (p) 90 days after the receipt thereof or (q) the receipt of all governmental approvals required for such reinvestment, as the case may be. If such Obligor has indicated that it does not intend to effect such repair, replacement or reinvestment, then promptly upon receipt of such funds, the Borrower shall prepay, subject to receipt of all government approvals, if any, required for such prepayment, the Loans, the Borrowing Base and Threshold Amount shall be subject to automatic reduction, in an aggregate amount, if any, equal to the percentage of the Net Available Proceeds of such Casualty Event attributable to Property which is then given value in determining the Borrowing





                                Credit Agreement

Base or Threshold Amount and not theretofore applied to the repair or replacement of such Property, such prepayment to be effected in each case in the manner specified in paragraph (c) of this Section 2.09.

                 (d) Change of Control. Unless each Lender shall have consented to the occurrence of a Change of Control, concurrently with the occurrence of the event giving rise to such Change of Control the Borrower shall prepay the Loans in full, and the Commitments shall be automatically reduced to zero.

                 (e) Application. Prepayments and reductions of Borrowing Base and/or the Threshold Amount, as applicable, described in the above clauses of this Section 2.09 and Section 1.04 shall be effected as follows: the Borrowing Base and/or the Threshold Amount, as applicable, shall be automatically reduced by an amount equal to the amount specified in such clauses (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the Loans would exceed the Borrowing Base and/or the Threshold Amount, the Borrower shall prepay the Loans in an amount equal to the Deficiency in accordance with Sections 2.09(a), (b), (c) and (d)).

                 2.10 Engineering and Administration Fee. The Borrower shall pay to the Administrative Agent, for the Lenders' accounts, a fee in accordance with the Fee Letter dated as of December 2, 1997 between the Borrower and Chase.

                 Section 3.  Payments of Principal and Interest.

                 3.01 Repayment of Loans. The Borrower hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date. In addition, if following any reduction in the Commitments the aggregate principal amount of the Loans shall exceed the Commitments, the Borrower shall pay Loans in an aggregate amount equal to such excess.

                 3.02 Interest. the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

                 (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period therefor, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.





                                Credit Agreement

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of the Administrative Agent or any Lender interest at the applicable Post-Default Rate on the following:

                 (i) on any principal of any Loan held by such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full; and

                 (ii) on any interest on any Loan that shall not be paid in full when due for the period from the due date thereof to but excluding the date the same is paid in full.

                 Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor (or, in the case of any Eurodollar Loan that has an Interest Period of longer than three months, on the date three months following the commencement of such Interest Period and on the last day of such Interest Period) and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

                 Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                 4.01  Payments.

                 (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

                 (b) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (except that, unless such payment is specified by the Borrower to be a payment or prepayment of principal required to be made under
Section 3.01 or 2.09 hereof or a payment of interest required to be made under
Section 3.02 hereof, if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to





                                Credit Agreement
the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

                 (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                 (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, each payment of commitment fees under Section
2.04 hereof shall be made for the account of the Lenders and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made (whether by reason of a failure of a Lender to make a Loan hereunder or otherwise), then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in accordance with their respective Commitments; and (d) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                 4.03 Computations. Interest on Eurodollar Loans and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.





                                Credit Agreement

                 4.04 Minimum Amounts. Except for prepayments required pursuant to Section 2.09 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                 4.05 Certain Notices. Notices by the Borrower to the Administrative Agent of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                           Number of
                                                            Business
                 Notice                                    Days Prior
                 ------                                    ----------
         Termination or reduction of
         Commitments                                            3

         Borrowing or prepayment of,
         or Conversions into,
         Base Rate Loans                                        1

         Borrowing or prepayment of,
         Conversions into, Continuations
         as, or duration of Interest
         Period for, Eurodollar Loans                           3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as





                                Credit Agreement
a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                 4.06  Non-Receipt of Funds by the Administrative Agent.
Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent or (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                  (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under said Section 3.02 to the extent required thereunder to pay interest at the Post-Default Rate in respect of the Required Payment; and

                 (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Borrower of the Required Payment to the Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.





                                Credit Agreement

                 4.07  Sharing of Payments, Etc.

                 (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                 (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders, provided that if at the time of such payment the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made (whether by reason of a failure of a Lender to make a Loan hereunder or otherwise), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata according to the amounts of such Commitments. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                 (c) Each Obligor agrees that, to the extent permitted by law, any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.





                                Credit Agreement

                 (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any of the Obligors. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                 Section 5.  Yield Protection, Etc.

                 5.01  Additional Costs.

                 (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable, together with costs referred to in Section 5.01(b) hereof, being herein called "Additional Costs"), resulting from any Regulatory Change that:

                  (i) shall (without duplication of amounts paid pursuant to Section 5.06 (or that would have been paid pursuant to Section 5.06 but for Subsection (a)(i) or (a)(ii) thereof), 6.07 (or that would have been paid pursuant to Section 6.07 but for Subsection (b) thereof) or 12.03(c) hereof) subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding, in each case, any such changes in the rate of tax on the overall net income of, or the rate at which franchise taxes are imposed on, such Lender or such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                 (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Lender for any period as to which the Borrower is required to pay any amount under paragraph (d) below, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in
         Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or





                                Credit Agreement

                (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                 (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company) of capital in respect of its Commitments or Loan that it would not have incurred but for a Regulatory Change (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such Regulatory Change).

                 (c) Each Lender shall notify the Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days, after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any Additional Costs resulting from such event, only be entitled to payment under this Section 5.01 for Additional Costs incurred from and after the date 45 days, prior to the date that such Lender does give such notice and (ii) each Lender will make all reasonable efforts to avoid the need for or minimize the amount of such compensation, including, without limitation, designating a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for
compensation under paragraph (a) or (b) of this Section 5.01.   Determinations
and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall (i) be made in good faith and on a





                                Credit Agreement
reasonable basis and (ii) be prima facie evidence of such Lender's right to receive such compensation.

                 (d) Without limiting the effect of the foregoing, but without duplication of amounts required to be paid in respect of any Reserve Requirement under the calculation of Eurodollar Rate hereunder, the Borrower shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or so long as such Lender is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurodollar Loans) an additional amount (determined in good faith and on a reasonable basis by such Lender and notified to the Borrower through the Administrative Agent) equal to the product of the following for each Eurodollar Loan held by such Lender for each day during such Interest Period:

                 (i) the principal amount of such Eurodollar Loan outstanding on such day; and

                 (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day minus (y) such numerator; and

                (iii)     1/360.

                 5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

                 (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                 (b) the Majority Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to be adequate to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;





                                Credit Agreement
then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

                 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                 5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

                 (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                 (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the





                                Credit Agreement
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                                     - 36 -



Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                 5.05 Broken Funding. The Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines in good faith is attributable to:

                 (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of an Interest Period for such Loan; or

                 (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (minus the relevant Applicable Margin) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have offered in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender in good faith). Each Lender claiming compensation under this Section 5.05 will furnish to the Borrower through the Administrative Agent a certificate setting forth the basis of the calculation and the amount of such compensation, which certificate shall
(i) be prepared in good faith and on a reasonable basis and (ii) be prima facie evidence of such Lender's right to receive the compensation claimed.

                 5.06  U.S. Taxes.

                 (a) The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such





                                Credit Agreement
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                                     - 37 -



non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                  (i) to any payment to any Lender hereunder unless such Lender has, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof), on the date of any change in the Applicable Lending Office of such Lender or on the date of such payment, either submitted to the Borrower a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest in respect of the Loans and other amounts to be received by it hereunder) or Form 4224 (relating to all interest in respect of the Loans and other amounts to be received by such Lender hereunder) and the relevant form, or any successor form provided in the following paragraph, remains in effect at the time of payment, or

                 (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant amount, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates).

                 (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).





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                                     - 38 -



                 5.07 Replacement of Certain Lenders. If (a) any Lender becomes the subject of an insolvency proceeding or any United States Government Authority assumes control of such Lender or any holding company of which such Lender is a Subsidiary, requests compensation under Section 5.01 or Section
5.06 hereof or gives notice under Section 5.03 hereof suspending its obligation to make or maintain Eurodollar Loans hereunder and (b) no Default shall have occurred and be continuing, then the Borrower, upon not less than three Business Days' prior notice to such Lender (with a copy to the Administrative Agent), may require that such Lender assign (in which case such Lender shall assign as provided in Section 12.06 hereof) its Loan(s) to one or more other Lenders, or another lender (reasonably acceptable to the Administrative Agent), specified by the Borrower in such notice that are willing to accept such assignment for an amount equal to the sum of the outstanding aggregate principal amount of such Lender's Loan(s) and unpaid interest thereon accrued to the date of the consummation of such assignment (such assignment to be pursuant to documentation reasonably acceptable to the assigning Lender), provided that upon the consummation of such assignment the Borrower shall pay to such Lender (if not paid to such Lender by the assignee) (x) such amounts (if any) as are then owing to such Lender under this Section 5 (including, without limitation, amounts under Section 5.05 hereof, if any, that the Borrower would be required to pay to such Lender if the Loan(s) assigned by such Lender were being prepaid by the Borrower on the date of such assignment) and (y) all other amounts then owing by the Borrower hereunder to or for the account of such Lender.

                 Section 6.  Guarantee.

                 6.01 The Guarantee. Each of the Subsidiary Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and, without duplication, the Note held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and, without duplication, under the Notes and by the Borrower under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each of the Subsidiary Guarantors hereby further agrees that it is bound jointly (but solely for purposes of Sections 688, 689, 690 and 691 of the Civil and Commercial Code of Thailand, and each Subsidiary Guarantor expressly waives any rights it may have under such Sections of the Civil and Commercial Code of Thailand) with the Borrower and that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                 6.02 Obligations Unconditional. The obligations of each Subsidiary Guarantor under Section 6.01 hereof are, to the fullest extent permitted by law, absolute, irrevocable and





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                                     - 39 -



unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or any security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of each Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances (other than full and final payment of the Guaranteed Obligations). Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of each Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to either Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended (except to the extent otherwise required by Section 12.04 hereof), or such performance or compliance shall be waived;

                 (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                 (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against either or both of the Borrower or the other Subsidiary Guarantors under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each Subsidiary Guarantor agrees that its obligations pursuant to this Section 6 shall not be affected by any assignment or participation entered into by any Lender pursuant to Section 12.06 hereof.





                                Credit Agreement

                 6.03 Reinstatement. The obligations of each Subsidiary Guarantor under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each Subsidiary Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                 6.04 Subrogation. Each Subsidiary Guarantor hereby jointly and severally agrees that until the payment and satisfaction in full of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its Guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Each Subsidiary Guarantor agrees that it shall remain liable for the Guaranteed Obligations in full notwithstanding any act of any Lender or the Administrative Agent which results in any Subsidiary Guarantor's inability to be subrogated to any of the Lenders' rights against the Borrower or any Subsidiary Guarantor.

                 6.05 Remedies. Each Subsidiary Guarantor agrees that, as between it and the Lenders, to the fullest extent permitted by law, its obligations under this Agreement may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), (i) such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Subsidiary Guarantor for purposes of said Section 6.01 and (ii) the Administrative Agent and the Lenders shall have the right to exercise any of their rights or remedies set forth in the Pledge Agreements, subject to applicable law.

                 6.06 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                 6.07  Thai Taxes.

                 (a) Any and all payments by Thai Romo hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any taxes, levies, imposts, duties, fees, liabilities or similar charges of the Kingdom of Thailand or any area subject to the





                                Credit Agreement
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                                     - 41 -



jurisdiction of the Kingdom of Thailand ("Foreign Taxes") or imposed by any federation or association of or with which the Kingdom of Thailand may be a member or associated, or by any jurisdiction from which any payment hereunder is made by Thai Romo or any political subdivision or taxing authority thereof or therein (together with the Foreign Taxes, the "Applicable Taxes"). If, as a result of any applicable law, regulations or treaty, or official application or interpretation thereof, Thai Romo is required by law or regulation to make any deduction, withholding or backup withholding of any Applicable Taxes from any payments to a Lender in respect of the Guaranteed Obligations the amount payable with respect thereto will be increased to the amount which, after deduction from such increased amount of all Applicable Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto.

                 (b) No Lender shall be entitled to compensation for any Foreign Taxes incurred by it or withheld from amounts paid to it by reason of
(i) such Lender having some connection with the Kingdom of Thailand, other than merely the transactions contemplated by this Agreement, (ii) such Lender's failure to comply with the certification, identification, information or other reporting requirement concerning its nationality, residence, identity or connection with the Government of the Kingdom of Thailand or any political subdivision or taxing authority thereof or therein or (iii) such Lender's demanding compensation more than 45 days after the date such demand was due and, to the extent such Lender makes such demand after such 45th day, such Lender shall only be entitled to such payment with respect to compensation from and after the date which is 45 days prior to the date such demand is made. No Lender shall be entitled to compensation for any Applicable Taxes (excluding Foreign Taxes) imposed by the United States or any political subdivision or taxing authority thereof or therein unless such Lender is entitled to receive additional amounts pursuant to Section 5.06(a) hereof.

                 (c) The obligations of Thai Romo under this Section 6.07 shall survive the payment in full of the Loans and the termination of any Commitment, and payment in full of each of the Notes.

                 6.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Obligor (but subject to the next sentence), pay to such Excess Funding Obligor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.

                 For purposes of this Section 6.08, (i) "Excess Funding Obligor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Obligor in excess





                                Credit Agreement
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                                     - 42 -



of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Subsidiary Guarantor on the date of this Agreement exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations that have been Guaranteed by such Subsidiary Guarantor in
Section 6.01 hereof) to (y) the amount by which the aggregate fair saleable value of all Properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder) of the Borrower and all of the Subsidiary Guarantors, all as of the date hereof.

                 6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors and determined in such action or proceeding.


                 Section 7.  Conditions Precedent.

                 7.01 Conditions to Effectiveness. The effectiveness of this Amended and Restated Credit Agreement and the obligations of any Lender to make its initial Loan on or subsequent to the date hereof is subject to the receipt by the Administrative Agent of the following documents and evidence (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent in form and substance:

                 (a) Corporate Documents. The following documents, each certified as indicated below:

                           (i) (x) a certificate dated the date hereof of the secretary of each Obligor certifying that the copy of the charter of each Obligor (other than Thai Romo), as in effect on September 10, 1996, previously delivered to Chase, has not been amended since such delivery to Chase and (y) a certificate from such Secretary of State dated as of a date reasonably close to the date hereof as to the good standing of and charter documents filed by such Obligor;





                                Credit Agreement

                          (ii)    a certificate of the Secretary or an
                 Assistant Secretary of each Obligor (other than Thai Romo), dated the date hereof and certifying (A) that the by-laws of such Obligor as in effect on September 10, 1996, previously delivered to Chase, have not been amended since such delivery to Chase and were in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Basic Documents to which it is or is intended to be a party (including the borrowings hereunder), and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Basic Documents to which such Obligor is or is intended to be a party and each other document to be delivered by such Obligor from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor);

                         (iii) a certification of another officer of each Obligor, dated the date hereof, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor;

                          (iv) Certificates of the appropriate official of the State of Texas, dated a date reasonably close to the date hereof, as to the good standing of, and authority to transact business of each of the Obligors (other than Thai Romo); and

                           (v) a certificate, dated the date hereof of the secretary of Thai Romo certifying that the constitutive documents of Thai Romo previously delivered to Chase have not been amended since such delivery to Chase and copies, certified as of the date hereof, of all corporate authority for Thai Romo (including, without limitation, board of director or executive committee resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of the transactions contemplated by this Agreement (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from Thai
                 Romo);

                 (b) Officer's Certificates. A certificate of a Senior Officer of each of the Obligors, dated the date hereof, to the effect set forth in clauses (a) and (b) of Section 7.02 hereof.

                 (c) Opinions of Counsel to the Obligors. Opinions, dated the date hereof, of (i) Hughes & Luce, special counsel to the Obligors, substantially in the form of Exhibit C-1 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request and (ii) Baker & McKenzie, special Thai counsel to the Obligors, substantially in the form of Exhibit C-2 hereto and covering such other matters as the





                                Credit Agreement

         Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs each such counsel to deliver such opinions to the Lenders and the Administrative Agent).

                 (d) Opinions of Special New York Counsel to Chase. An opinion, dated the date hereof, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                 (e) Notes. The Notes, duly completed and executed for each Lender in exchange for the Original Notes of each Lender.

                 (f) Pledge Agreements. The Pledge Agreements, duly executed and delivered by each of the parties thereto and the stock certificates identified in Section 3(a) of each such Pledge Agreement thereof, accompanied by undated stock powers executed in blank. In addition, the Borrower, RMEC and TRH shall have taken such other action (including, without limitation, causing Thai Romo to register the pledges in the share register book of Thai Romo, and delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreements.

                 (g) Project Agreements; Etc. With respect to each of the Project Agreements, (i) all conditions precedent to such Project Agreements shall have been satisfied in all material effects, (ii) all Project Agreements shall be in full force and effect, enforceable against each of the parties thereto, and (iii) there shall not have been any amendment or waiver of any such Project Agreement (other than the First Amendment to Gas Sales Agreement) since December 31, 1995 nor any cancellation, suspension, termination of or default under, any Project Agreement and the Administrative Agent shall have received a certificate from a Senior Officer of Thai Romo with respect to (i) through (iii) above, which such certificate shall also certify that all requisite material governmental approvals, consents and permits required for the development, completion and operation of the Project have been obtained. The Administrative Agent shall also have received executed copies of all of the Project Agreements.

                 (h) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Obligors pursuant to Section 9.04 hereof, such certificates to be in such form and contain such information as is specified in said Section 9.04.

                 (i) Warrant Agreement. The Warrant Agreement, duly executed and delivered by the Borrower.





                                Credit Agreement

                 (j) Process Administrative Agent Acceptance. A Process Administrative Agent Acceptance, duly executed and delivered by CT Corporation System in respect of each of the Obligors, substantially in the form of Exhibit G hereto.

                 (k) Process Agent Power of Attorney for Thai Romo. A Process Agent Power of Attorney for Thai Romo, duly executed and delivered by Thai Romo and CT Corporation System, substantially in the form of Exhibit H hereto.

                 (l) No Material Adverse Change. There shall have been no material adverse change since September 30, 1997 in the financial condition of the Borrower and its Subsidiaries taken as a whole, and the Administrative Agent shall have received a certificate of a Senior Officer of the Borrower and Thai Romo, respectively, to such effect.

                 (m) Assignment and Assumption Agreement. Immediately prior to the date hereof, in the event that any Lender under the Existing Credit Agreement is not contemplated to be a Lender under the Amended and Restated Credit Agreement (each a "Departing Lender"), each Departing Lender shall have executed and delivered an Assignment and Assumption Agreement with one or more Lenders (to be designated) that are continuing as Lenders under the Amended and Restated Credit Agreement pursuant to which all of the Loans and Commitments of such Departing Lender are assigned to such continuing Lender(s) and evidence of receipt by such Departing Lender pursuant to such Assignment and Assumption Agreement, as the case may be, of an amount equal to the principal of the Loan held by it and all other amounts owing to it under the Existing Credit Agreement as of the date hereof. In addition, the obligation of any Lender to make its Loan hereunder is further subject to the Administrative Agent's receipt of evidence of:

                           (i) payment in full of all commitment fees payable under the Existing Credit Agreement accrued to but not including the date hereof;

                          (ii) payment of all interest on the Loans under the Existing Credit Agreement accrued to but not including the date hereof;

                         (iii) payment of "break funding" costs payable under Section 5.05(a) of the Existing Credit Agreement associated with the termination of the Interest Periods with respect to the Loans outstanding under the Existing Credit Agreement;

                          (iv) payment of all other amounts due and payable to the Existing Lenders; and

                           (v) payment and reimbursement of costs and expenses of the Administrative Agent in connection herewith including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase and of special Thai counsel to Chase and its affiliates, in connection with the





                                Credit Agreement
                 negotiation, preparation, execution and delivery of this Agreement (to the extent that statements for such fees and expenses have been delivered to the Borrower).

                 (n) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make its Loan hereunder is also subject to the payment by the Obligors of such fees payable on or before the date hereof as the Obligors shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, (to the extent that statements for such fees and expenses have been delivered to the Obligors).

                 7.02 Further Conditions Precedent. The obligation of any Lender to make any Loan subsequent to its initial Loan hereunder is subject to the conditions precedent that both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                 (a)  no Default shall have occurred and be continuing; and

                 (b) the representations and warranties made by the Obligors in Section 8 and by each Obligor in each of the Basic Documents to which such Obligor is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                 The notice of borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to such borrowing, as of the date of such borrowing).

                 Section 8. Representations and Warranties. Each Obligor (as to itself and each of its Subsidiaries) represents and warrants to the Administrative Agent and the Lenders that:

                 8.01  Corporate Existence.  Each Obligor and its Subsidiaries:
(a) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

                 8.02 Financial Condition. The Borrower has heretofore furnished to each of the Lenders the following financial statements:





                                Credit Agreement

                 (a) a consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1997 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended on said date; and

                 (b) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1996 and the related audited consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date.

All such financial statements are complete and accurate in all material respects and fairly present in all material respects the actual financial condition of the Borrower and its Subsidiaries as at said dates and the actual condition, consolidated results of such operations for the fiscal quarter or fiscal year ended on said date (subject in the case of clause (a) to normal year-end audit adjustments), all in accordance with GAAP (to the extent applicable).

                 8.03 Litigation. Except as disclosed in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of any Obligor) threatened against any Obligor or any of its Subsidiaries that could reasonably be expected to be adversely determined and which, if adversely determined, could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

                 8.04 No Breach. (a) None of the execution and delivery of this Agreement and the Notes and the other Basic Documents to which any of the Obligors is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (which has not been obtained or the requirement for which has not been waived) under, the charter or by-laws of any Obligor, or any agreement or instrument to which any Obligor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Pledge Agreements) result in the creation or imposition of any Lien upon any Property of any Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                 (b) None of the execution and delivery of this Agreement and the Notes and the other Basic Documents to which any of the Obligors is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will violate any Legal Requirements other than any Legal Requirements the violation of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.





                                Credit Agreement

                 8.05 Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability thereof, except for (a) any thereof the failure of which to be obtained or effected could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) filings and recordings in respect of Liens created pursuant to the Pledge Agreements.

                 8.07 Use of Credit. None of the Obligors nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as such term is defined in Regulation U), and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock.

                 8.08 ERISA. Each Plan, and, to the knowledge of each Obligor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other U.S. Federal or State law, and no event or condition has occurred and is continuing as to which any Obligor would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

                 8.09 Taxes. The Borrower and its Subsidiaries (other than Thai Romo) are members of an affiliated group of corporations filing consolidated returns for U.S. Federal income tax purposes, of which the Borrower is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Borrower and its Subsidiaries have filed all U.S. Federal income tax returns and all other material tax returns that are required to be filed by them (or have obtained extensions with respect thereto) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate. Except as set forth in





                                Credit Agreement

Schedule V hereto, none of the Obligors nor any other Person acting on its behalf has given or been requested to give a waiver of the statute of limitations relating to the payment of any U.S. Federal, state, local and foreign taxes or other impositions.

                 8.10 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 8.11 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 8.12  Material Agreements and Liens.

                 (a) Part A of Schedule I hereto is a complete and correct list of each Production Payment, each credit agreement, loan agreement, indenture, purchase agreement, Guarantee, letter of credit or other arrangement (other than under the Basic Documents) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Borrower or any of its Subsidiaries, outstanding on the date hereof the aggregate principal or face amount of or obligations under which equals or exceeds or may equal or exceed $500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

                 (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds or may equal or exceed $500,000, and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

                 8.13 Compliance with Laws. Except as set forth on Schedule II hereto, each Obligor and its Subsidiaries has prepared and submitted all reports and has obtained all permits, consents, licenses and other authorizations required under all Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Obligor and its Subsidiaries is in compliance with (i) the terms and conditions thereof, and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Law, except, in each case, to the extent failure to comply therewith could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.





                                Credit Agreement

                 8.14  Capitalization.

                 (a) The authorized capital stock of the Borrower consists, on the date hereof, of (i) an aggregate of 40,000,000 shares of common stock, par value $.01 of which 25,614,000 shares are duly and validly issued and outstanding and (ii) an aggregate of 10,000,000 shares of preferred stock, par value $.01, of which no shares are issued and outstanding, each of which outstanding common shares is fully paid and nonassessable.

                 (b) The authorized capital stock of RMEC consists, on the date hereof, of an aggregate of 10,000 shares of common stock, par value $.01 per share, of which 1000 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof all of such issued and outstanding shares of common stock are owned beneficially and of record by the Borrower.

                 (c) The authorized capital stock of TRH consists, on the date hereof, of an aggregate of 1000 shares of common stock, par value $.01 of which 1000 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof, such issued and outstanding shares of common stock are owned beneficially and of record by the Borrower.

                 (d) The registered capital of Thai Romo consists, on the date hereof, of an aggregate of 1,065,317 ordinary shares of common stock of which 1,065,317 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof, such issued and outstanding ordinary shares of common stock are owned beneficially and of record by the Persons as set forth on Schedule VI hereto.

                 (e) The registered capital of B8/32 Partners consists, on the date hereof, of an aggregate of 110,000 ordinary shares of common stock all of which are duly and validly issued and outstanding, each of which shares is fully paid and non-assessable. As of the date hereof, such issued and outstanding ordinary shares of common stock are owned beneficially and of record by the Persons as set forth on Schedule VI hereto.

                 8.15  Subsidiaries, Etc.

                 (a) In each case as of the date hereof, the Borrower does not have any Subsidiaries other than the Subsidiary Guarantors and Thai-Tex; RMEC and TRH do not have any Subsidiaries other than Thai Romo; and Thai Romo has no Subsidiaries.

                 (b) Set forth in Schedule III hereto is a complete and correct list as of the date hereof of all Investments (other than operating deposit accounts with banks and Permitted Investments) held by the Borrower or any of its Subsidiaries in any Person on the date hereof (including, without limitation, all interests of the Borrower or any of its Subsidiaries in any partnership or joint venture ("Partnership Interests") and, for each such Investment or Partnership





                                Credit Agreement

Interest, (x) the identity of the Person or Persons holding such Investment or Partnership Interest (as the case may be) and (y) the nature of such Investment or Partnership Interest (as the case may be). Except as disclosed in Schedule III hereto, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Pledge Agreements and other Liens permitted by Section 9.06 hereof), all such Investments and such Partnership Interests.

                 8.16 Title to Assets. Each Obligor owns or leases and has on the date hereof indefeasible and defensible title (subject only to Liens permitted by Section 9.06 hereof) to the material Properties reflected as owned or leased by it in the most recent financial statements referred to in Section
8.02 hereof (other than Properties disposed of in the ordinary course of business). Each Obligor owns or leases and has on the date hereof indefeasible and defensible title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

                 8.17 True and Complete Disclosure. The information, reports, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, are true and correct in all material respects as of the date hereof, and do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, and any such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the date indicated therein provided that, in the case of projections and pro forma financial statements, the Obligors represent and warrant only that the same were prepared in good faith and on the basis of assumptions and estimates that were reasonable as of the date as of which the same are stated to have been prepared. All written information furnished after the date hereof by the Obligors and their respective Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents to which any of the Obligors are parties and the transactions contemplated hereby and thereby will be true, correct and complete in every material respect on, or (in the case of projections and pro forma financial statements) will be prepared in good faith and on the basis of reasonable assumptions and estimates as of, the date as of which such information is stated or certified.

                 8.18 Project Agreements; Completion. The Obligors have heretofore delivered to the Administrative Agent true and complete copies of each Project Agreement each as in effect on the date hereof. Each such Project Agreement to which Thai Romo is a party is in full force and effect as of the date hereof and as of the date hereof no event or condition has occurred or exists that could result in the termination of such agreement to the extent such termination would result in a Material Adverse Effect. Thai Romo is in compliance in all material respects, with each of the Project Agreements to which it is a party.





                                Credit Agreement

                 8.19 Special Purpose Company. RMEC and TRH have (a) no material assets other than cash, Investments in Thai Romo and other Investments permitted to be made by it as provided in Section 9.08 hereof and its rights and interests under the documents referred to in clause (b) below and (b) no Indebtedness, and no material obligations other than its obligations under the Basic Documents and the other documents referred to therein to which it is a party and Indebtedness permitted by Section 9.07 hereof. Thai Romo is not party to any material agreements, contracts or commitments other than the Project Agreements, the Share Sale Agreement and the Basic Documents and, other than the Project Agreements, the Indenture pursuant to which the Senior Subordinated Notes were issued and certain Hedging Agreements with the Administrative Agent, Thai Romo as of the date hereof does not engage to any significant degree in business activities in which it incurs or could reasonably be expected to incur material Indebtedness to Persons other than the other Obligors.

                 8.20 Registration Statement. The Borrower's Registration Statement was, as of its date and is, as of the date of this Agreement, true and correct in all material respects, and the Registration Statement did not, as of its date, omit or fail to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Except as set forth in Schedule VIII, the Registration Statement is, as of the date hereof, true and correct in all material respects, and, as of the date hereof, except as set forth in Schedule VIII, the Registration Statement does not omit or fail to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not materially misleading.

                 8.21 SBM. The financing and lease arrangements with SBM in respect of the Project Agreements have not resulted in any material disruption to the cash flow of Thai Romo or the Borrower and neither Thai Romo nor the Borrower has knowledge of any event or condition (other than the non-payment by the Operator of amounts payable to SBM) which is likely to cause a material disruption of such cash flow.

                 8.22 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder to repay Indebtedness under the Existing Credit Agreement and for exploration and development activities of the Borrower or any Subsidiary Guarantor and for general corporate purposes of the Borrower or any Subsidiary Guarantor.

                 Section 9. Covenants of the Obligors. Each Obligor covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

                 9.01 Financial Statements Etc. The Borrower shall deliver to Administrative Agent (and the Administrative Agent shall deliver to each of the Lenders):

                 (a) as soon as available and in any event within 55 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, consolidated statements of





                                Credit Agreement
         income, changes in stockholders' equity and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), or, if the Borrower is then subject to the periodic reporting requirements of the Exchange Act, copies of the Borrower's Quarterly Report on Form 10-Q for such quarterly period as filed with the SEC containing such consolidated financial statements;

                 (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, consolidated statements of income, changes in stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP or, if the Borrower is then subject to the periodic reporting requirements of the Exchange Act, copies of the Borrower's Annual Report on Form 10-K for such fiscal year as filed with the SEC containing such consolidated financial statements and opinion;

                 (c) promptly upon their becoming available, copies of all registration statements that have been filed and regular periodic reports (other than as set forth in paragraphs (a) and (b) above), if any, that the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                 (d) promptly upon the mailing thereof to the holders of any publicly-traded debt securities or equity securities of any of the Obligors generally, copies of all financial statements, reports and proxy statements so mailed;

                 (e) as soon as possible, and in any event within ten days after a Senior Officer of any Obligor knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Obligor setting forth details respecting such event or condition and the action, if any, that such Obligor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by such Obligor or an ERISA Affiliate with respect to such event or condition):





                                Credit Agreement

                           (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                 Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                          (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by such Obligor or an ERISA Affiliate to terminate any Plan;

                         (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                          (iv) the complete or partial withdrawal from a Multiemployer Plan by such Obligor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Obligor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                           (v)    the institution of a proceeding by a
                 fiduciary of any Multiemployer Plan against such Obligor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                          (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Obligor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                 (f) not later than March 15 of each calendar year (commencing with the calendar year beginning January 1, 1998), a Reserve Evaluation Report prepared by the Independent Petroleum Engineer with respect to the Hydrocarbon Properties owned or leased by the Obligors as of December 31 of the immediately preceding calendar year;





                                Credit Agreement

                 (g) not later than September 15 of each calendar year (commencing with September 15, 1998), a Reserve Evaluation Report prepared by the Borrower with respect to the Hydrocarbon Properties owned or leased by the Obligors as of June 30 of such calendar year;

                 (h) promptly after a Senior Officer of the Borrower or a Subsidiary Guarantor knows that any Default (other than a Default that has ceased to exist) has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower or such Subsidiary Guarantor, as the case may be, has taken or proposes to take with respect thereto;

                 (i) promptly after a Senior Officer of any Obligor becomes aware thereof, notice of the occurrence of any event or the existence of any event or condition that could reasonably be expected to result in the premature termination of any Project Agreement (other than information previously delivered pursuant to Section 9.18(b) hereof), provided that the Obligors will notify the Administrative Agent within five days following any payment default by any Obligor under any Joint Operating Agreement. Within ten days following such notice the Obligors shall cure such payment default, provided further that if the Obligors have not cured such payment default within such period, the Lenders, without being required to exercise any other remedy hereunder, may cure such default and the amount required to be paid by the Lenders to cure such default shall, at the option of the Lenders, be added to the principal amount of the Loans hereunder (without regard to whether such Loans cause the aggregate principal amount of the Loans to exceed the Borrowing Base or Threshold Amount);

                 (j) as soon as reasonably practicable after its execution by the parties thereto, the Escrow Agreement; and

                 (k) from time to time such other information regarding the Properties, financial condition, operations or business of any Obligor and their respective Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), the Project Agreements, the Sales Agreements, purchasers under the Sales Agreements and the transactions contemplated hereby and thereby as any Lender (through the Administrative Agent) or the Administrative Agent may reasonably request.

The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Obligors have taken or propose to take with respect thereto),
(ii) setting forth in reasonable detail the computations and information necessary to determine whether the Obligors





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are in compliance with Sections 9.06(n), 9.07(e) and 9.10 hereof as of the end of the respective quarterly fiscal period or fiscal year and (iii) setting forth the amount and parties to any Investments pursuant to Section 9.08(g) hereof.

                 9.02 Litigation. The Borrower will promptly give to the Administrative Agent (and the Administrative Agent shall give to each Lender) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except (i) proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and (ii) any such development that could not reasonably be expected to have a Material Adverse Effect.

                 9.03 Existence, Etc. Each of the Obligors will, and will cause each of its Subsidiaries to:

                 (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

                 (b) comply with the requirements of all applicable Laws of Governmental Authorities if failure to comply with such requirements could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect;

                 (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings;

                 (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                 (e) keep adequate records and books of account in accordance with GAAP; and

                 (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, upon reasonable notice, and at the expense of such Lender or Administrative Agent (as the case may be), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                 9.04 Insurance. Each of the Obligors will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable third party insurance companies with





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                                     - 57 -



respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated and may reinsure such risks with Thai-Tex, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                 9.05 Prohibition of Fundamental Changes. None of the Obligors will, nor will they permit any of their Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                 Thai Romo shall not convey, sell, lease, transfer or otherwise dispose of any interest in any Project Agreement to which it is a party, and no Obligor shall make a Disposition.

                 Notwithstanding the foregoing provisions of this Section 9.05, the Obligors (other than Thai Romo) may merge or consolidate with each other if
(i) in any such merger or consolidation involving the Borrower, the Borrower is the surviving corporation, (ii) in any such merger or consolidation not involving the Borrower, a Subsidiary Guarantor is the surviving corporation,
(iii) after giving effect thereto no Default would exist hereunder and (iv) any such merger will not have an adverse effect on any Project Agreement.

                 9.06 Limitation on Liens. None of the Obligors will, nor will they permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                 (a)  Liens created pursuant to the Pledge Agreements;

                 (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings;

                 (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
         Section 10(h) hereof;

                 (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                 (e) deposits, pledges and other Liens granted to secure the performance of bids, trade contracts (other than for Indebtedness), leases, tenders, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;





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                 (f)  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Subsidiary Guarantors and any of their respective Subsidiaries;

                 (g) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, capital lease, construction or otherwise) by any Obligor, each of which Liens either
         (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of any Obligor or any of its Subsidiaries other than the Property so acquired and improvements thereon, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 75% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise), and (iii) no Lien shall be incurred in connection with any Production Payment;

                 (h) Liens under farm-in, farm-out, joint operating, area of mutual interest agreements or similar agreements entered into by any Obligor or any of its Subsidiaries in the ordinary course of business which such Person determines in good faith to be necessary for or advantageous to the economic development of its Properties; provided that no such Lien (other than Liens under joint operating agreements, which arise in the ordinary course of business) shall be granted upon Property which is given any value in determining the Borrowing Base;

                 (i) Liens created pursuant to any Interest Rate Protection Agreements permitted under Section 9.07(h) hereof with any Lender that are pari passu or subordinated to the Liens created pursuant to the Pledge Agreements;

                 (j) Liens in existence on the date hereof and listed on Part B of Schedule I hereto;

                 (k) statutory and contractual landlords' and lessors' liens under leases to which any Obligor or its Subsidiaries is a party;

                 (l) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

                 (m) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the





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         ordinary course of business and which are within the general parameters customary in the banking industry;

                 (n) additional Liens created after the date hereof upon real and/or personal property; provided that (i) the outstanding aggregate principal or face amount of Indebtedness secured thereby and incurred after the date hereof shall not exceed $2,500,000 in the aggregate any one time outstanding and (ii) no such additional Liens shall be created on any Property of Thai Romo;

                 (o) Liens in existence on the date hereof, in connection with Capital Lease Obligations under any capital lease arrangement entered into by any Obligor;

                 (p) royalties, overriding royalties, revenue interests, net revenue interests, advance payment obligations and other similar burdens incurred in the ordinary course of business; provided that no such royalties, interests, obligations or burdens shall be granted on or with respect to Property which is given any value in determining the Borrowing Base;

                 (q) Liens on Property of any Person that becomes a Subsidiary of any Obligor after the date of this Agreement, provided that such Liens are in existence at the time such Person becomes a Subsidiary of such Obligor and were not created in anticipation thereof and such Liens shall not spread to cover any additional Property;

                 (r) rights reserved to or vested in any municipality or other Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture, or to designate a purchaser of, any of the property of any Obligor or any of its Subsidiaries;

                 (s) rights reserved to or vested in any municipality or other Government Authority to control or regulate any property of any Obligor or any of its Subsidiaries, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by such Obligor or any of its Subsidiaries;

                 (t) any obligations or duties affecting the Property of any Obligor or any of its Subsidiaries to any municipality or other Government Authority with respect to any franchise, grant, license or permit;

                 (u) subject to the provisions of Section 9.13 hereof rights under common law of a common owner of any interest in real estate, right-of-way or easement held by any Obligor, or any of its Subsidiaries and such common owner as tenants-in-common or through other common ownership;





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                 (v)  Liens created in respect of the transaction described in the second sentence of 9.15(a) hereof;

                 (w) Liens in favor of Bank of Montreal Trust Company on a portion of the proceeds of the Senior Subordinated Notes, such portion not to exceed an amount equal to the first four semi-annual interest payments on the Senior Subordinated Notes; and

                 (x) any extension, renewal or replacement of the foregoing, provided that the Liens permitted hereunder shall not be spread to cover any increase in the Indebtedness or to cover additional Property (other than a substitution of like Property).

                 9.07 Indebtedness. None of the Obligors will, nor will they permit any of their Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                 (a) Indebtedness hereunder and under the other Basic Documents to the Lenders;

                 (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto, together with any renewals, extensions, modifications and refinancings thereof, provided that no such renewal, extension, modification or refinancing shall, with respect to the prior Indebtedness (i) be of an earlier maturity than originally scheduled or (ii) be of an increased principal amount;

                 (c) Affiliate Subordinated Indebtedness of any Subsidiary Guarantor; provided that the Borrower specifies to the Administrative Agent, at or prior to the time any Affiliate Subordinated Indebtedness is incurred, the principal amount thereof and the holder or holders thereof;

                 (d) Indebtedness incurred by Thai Romo to the operator (the "Operator") under the Operating Agreement in respect of Indebtedness incurred by the Operator in connection with transactions under such Operating Agreement or the Joint Operating Agreement and in respect of which Thai Romo and the other parties to such agreements (other than the Operator) are obligated to reimburse the Operator for their respective pro rata shares of such Indebtedness of the Operator, provided that such Indebtedness is repaid prior to the date on which any interest or penalties accrues or are imposed;

                 (e) Indebtedness of the Subsidiary Guarantors in respect of loans and advances made as permitted by Section 9.08(d) hereof;

                 (f)  Non-Recourse Debt;

                 (g) Guarantees by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;





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                 (h)  Indebtedness in respect of Interest Rate Protection
         Agreements and Hedging Agreements (x) existing on the date hereof and described on Schedule I, Part C hereof or (y) entered into after the date hereof for the purpose of hedging fluctuations in interest rates and commodity prices and not for speculation;

                 (i) Indebtedness incurred in connection with Permitted Investments of the type described in clause (f) of the definition of such term;

                 (j) Indebtedness incurred in respect of the transaction described in the second sentence of 9.15(a) hereof;

                 (k) Indebtedness of Thai-Tex in respect of loans and advances made as permitted by Section 9.08(j) hereof;

                 (l)  the Senior Subordinated Notes;

                 (m) additional Indebtedness of the Borrower (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 9.06(n) hereof) up to but not exceeding $5,000,000 at any one time outstanding; provided that Thai Romo shall not be the obligor or guarantor with respect to more than $2,500,000 of such Indebtedness; and

                 (n) Subordinated Indebtedness other than Affiliated Subordinated Indebtedness.

                 9.08 Investments. The Obligors will not, nor will they permit any of their respective Subsidiaries to, make or permit to remain outstanding any Investments except:

                 (a) Investments outstanding on the date hereof and identified in Part B of Schedule III hereto;

                 (b)  operating deposit accounts with banks;

                 (c)  Permitted Investments;

                 (d) loans and advances by the Borrower to the Subsidiary Guarantors and Investments by the Borrower in common stock of, and other capital contributions by the Borrower to, the Subsidiary Guarantors;

                 (e)  Investments permitted by 9.07(h);

                 (f) undivided fractional interests in hydrocarbon reserves acquired by any Obligor (other than Thai Romo, RMEC or TRH) and additional interests of Thai Romo in the hydrocarbon reserves subject to the Concession Agreement;





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                 (g)  Investments incurred in connection with the funding of
         Affiliate Subordinated Indebtedness;

                 (h) Investments by Thai Romo referred to in the proviso at the end of the definition of "Investments" in Section 1.01 hereof;

                 (i) Investments by one or more of the Obligors in up to 46.35% of the share capital of B8/B2 Partners;

                 (j) loans and advances by the Borrower to Thai-Tex up to but not exceeding $3,000,000 in the aggregate and Investments by the Borrower in common stock of Thai-Tex and other capital contributions by the Borrower to Thai-Tex up to but not exceeding $500,000 in the aggregate; and

                 (k) additional Investments, including Investments in Subsidiaries of the Obligors other than Subsidiary Guarantors, by the Obligors up to but not exceeding $10,000,000 in the aggregate.

                 9.09 Restricted Payments. The Borrower will not make any Restricted Payment at any time. Any provision of this Agreement or any other Basic Document notwithstanding, Thai Romo may pay to RMEC and TRH, and RMEC and TRH may pay to the Borrower, dividends and other distributions on shares of its respective capital stock and principal and interest on Indebtedness without limitation. No Subsidiary Guarantor shall enter into any agreement that in any manner (i) restricts or prohibits the payment of dividends and other distribution on its shares of capital stock or (ii) restricts, prohibits or subordinates (other than to the Lenders as provided herein) payment of any Indebtedness owed by such Subsidiary Guarantor to the Borrower.

                 9.10 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than (i) 1.50 to 1.0 as of the end of each fiscal quarter ending on or before September 30, 1998; and (ii) 2.50 to
1.0 as of the end of any fiscal quarter thereafter.

                 9.11 Maintenance of Corporate Separateness. The Obligors will, and will cause each of their respective Subsidiaries to, satisfy customary corporate formalities, including, without limitation, the holding of regular board of directors' and shareholders' meetings (or the taking of actions pursuant to written consents in lieu of such meetings) and the maintenance of separate corporate records and accounts.

                 9.12 Lines of Business; Etc. The Obligors will not, nor will they permit any of their respective Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the acquisition, exploration, development, production, processing and gathering of hydrocarbons and the marketing and sale of such hydrocarbons, other than the ownership of the capital stock of their respective subsidiaries and the transactions reasonably associated therewith (and in no event shall any Obligor or any of its respective Subsidiaries engage in refining or other





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"downstream" activities relating to oil products).  Notwithstanding the foregoing, Thai-Tex may engage in the business of a reinsurance captive, it being understood that Thai-Tex shall only provide reinsurance for the Borrower, its Subsidiaries and B8/32 Partners.

                 9.13 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Obligors will not, nor will they permit any of their respective Subsidiaries to, enter into any transaction directly or indirectly with or for the benefit of an Affiliate of the Borrower (including, without limitation, Guarantees and assumptions of obligations of an Affiliate of the Borrower); except that (1) any Affiliate of the Borrower who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (2) the Borrower and its Subsidiaries may enter into other transactions (other than extensions of credit by the Borrower or any of its Subsidiaries) with Affiliates of the Borrower providing for the leasing of Property, the rendering or receipt of services, the purchase or sale of inventory and other Property and other transactions in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate of the Borrower.

                 9.14 Certain Obligations Respecting Subsidiaries. (a) The Obligors will take such action from time to time as shall be necessary to ensure that each Obligor maintains its percentage ownership interest in each of the Subsidiary Guarantors as set forth on Schedule III hereto.

                 (b) In the event that any additional shares of stock shall be issued by any Subsidiary Guarantor, the Borrower agrees, and each Subsidiary Guarantor agrees, forthwith to promptly deliver (and in any event within ten days) to the Administrative Agent pursuant to the Pledge Agreement such shares of stock accompanied by undated stock powers executed in blank and to diligently take, or commence taking and diligently pursue, such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

                 (c) The Obligors may only make Investments in Subsidiaries (other than Subsidiary Guarantors) to the extent permitted by Section 9.08(g),
(j) and (k) hereof.

                 9.15 Limitation on Sale and Leaseback Transactions and Production Payments.

                 (a) Neither of the Obligors nor any of their respective Subsidiaries will enter into, renew or extend any transaction or series of related transactions pursuant to which the Borrowers or any such Subsidiary sells or transfers any Property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor ("Sale and Leaseback Transaction").





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                 (b)  The Obligors will not, nor will they permit any of their respective Subsidiaries to, voluntarily agree or consent to enter into any Production Payment transaction or similar agreement to which any of them are parties without the prior consent of the Majority Lenders.

                 9.16  Project Agreements.

                 (a) Thai Romo will at all times perform and observe all of its material obligations under or in respect of the Project Agreements, enforce all of its material rights and claims under or in respect of such Project Agreements and take such other actions as shall be necessary to maintain such Project Agreements in full force and effect and to maintain, preserve and protect its interests in the Concession Agreement, the Joint Operating Agreement, and in the other Project Agreements.

                 (b) The Obligors will not, nor will they permit any of their respective Subsidiaries to, agree or consent to any modification, supplement or waiver of any of the provisions of any of the Project Agreements except to the extent such modifications, supplements and waivers of the Project Agreements could not reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect.

                 9.17 Subordinated Indebtedness. The Borrower will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, including any Affiliate Subordinated Indebtedness, except (subject to the subordination provisions applicable thereto) payments permitted by Section 3.02 of the related Affiliate Subordination Agreement.

                 9.18 Defaults Under Gas Sales and Certain Actions of Thai Government Authorities.

                 (a) The Borrower will notify the Administrative Agent within ten days of

                          (i) PTT's refusal to accept delivery of gas pursuant to Section 4.2(ii) or 5.2(ii) of the Gas Sales Agreement for 10 consecutive days;

                          (ii) the reimbursement by the Concessionaire (as defined in the Gas Sales Agreement) of costs and expenses incurred by PTT pursuant to Section 4.2(i) or 5.2(i) of the Gas Sales Agreement in an amount in excess of $5,000,000 in any month; or

                        (iii) any "default" as described in Article XV of the Gas Sales Agreement.





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                 (b)  The Borrower will notify the Administrative Agent within ten days of its receipt of information indicating one or more Government Authorities of or in Thailand has, or has notified any Obligor in writing or publicly announced its intention to, repudiate, terminate, seize, appropriate, assume the management of, abrogate or reduce all or any material portion of Thai Romo's interest in any of the Project Agreements.

                 9.19 Additional Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, including without limitation the action specified below in this Section 9.19 from time to time as shall be necessary to ensure that each Subsidiary that has interests in oil or gas reserves that the Borrower seeks to include in the Borrowing Base is a Subsidiary Guarantor hereunder. Each Subsidiary of the Borrower that is required to become a Subsidiary Guarantor after the date hereof shall execute such instruments and agreements, in form and substance reasonably satisfactory to, and as reasonably required by, the Administrative Agent to acknowledge that such Subsidiary has all of the obligations of a Subsidiary Guarantor pursuant to this Agreement.

                 9.20  Special Covenants with Respect to B8/32 Partners.

                 (a) Notwithstanding any provision of this Agreement to the contrary, the Borrower shall not and shall not permit any Subsidiary to convey, sell, lease, transfer, assign or otherwise dispose of any interest in B8/32 Partners.

                 (b) The Borrower shall not and shall not permit any Subsidiary to consent to B8/32 Partners conveying, selling, leasing, transferring or otherwise disposing of any interest in any Project Agreement to which it is a party.

                 (c) The Borrower shall not and shall not permit any Subsidiary to consent to any action by B8/32 Partners which action would be prohibited by a Subsidiary Guarantor.

                 9.21 Modifications and Payments of Senior Subordinated Notes. Without the consent of the Administrative Agent and the Required Lenders, the Borrower will not, and will not permit any of the Subsidiary Guarantors to (a) agree to any amendment, supplement or modification of the Senior Subordinated Notes or any indenture pursuant to which the Senior Subordinated Notes are issued in any manner materially adverse to the Lenders or (b) pay, prepay, redeem, retire, purchase or otherwise acquire for value, or defease any Senior Subordinated Notes except (subject to the subordination provisions relating thereto) for regularly scheduled payments of principal thereof and interest thereon on the respective dates on which such payments are required to be made; provided that the Obligors may consummate the exchange offer contemplated by the Registration Statement.





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                 Section 10.  Events of Default.  If one or more of the
following events (herein called "Events of Default") shall occur and be continuing:

                 (a) the Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of: (i) any principal of any Loan; or (ii) any interest on any Loan or any fee or any other amount payable by it hereunder or under any other Basic Document if not paid within three Business Days of the date that the same shall become due; or

                 (b) the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $1,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement or Hedging Agreement for a notional principal amount exceeding $1,000,000; or

                 (c) Any representation or warranty made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by or on behalf of any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                 (d) The Borrower or any Subsidiary Guarantor shall default in the performance of any of its obligations under any of Sections 9.01(h), 9.01(i), 9.03(a), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10,
         9.14(b), 9.15, 9.16(b), 9.17 or 9.20 hereof; or any Obligor shall default in the performance of its obligation under Section 9.16(a) hereof and such default shall continue unremedied for a period of 15 or more days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

                 (e) Any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                 (f) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the





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         Bankruptcy Code, (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) do the equivalent of any of the foregoing under any foreign laws; or

                 (g) A proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property, (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Obligor shall be entered in an involuntary case under the Bankruptcy Code or (iv) the equivalent of any of the foregoing under any foreign laws; or

                 (h) A final judgment or order for the payment of money shall be entered against any Obligor (i) which, within 90 days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or as to which any enforcement proceeding shall have been commenced (and not stayed) by any creditor thereon and
         (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in clause (i) above exceeds $1,000,000 (net of insurance coverage as to which the insurer has acknowledged coverage); or

                 (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Obligor or any ERISA Affiliate shall incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect; or

                 (j) All of the outstanding shares of capital stock of Thai Romo (other than Qualifying Shares) shall cease to be owned, directly or indirectly, by the Borrower, or any of such shares (other than Qualifying Shares) shall be owned, directly or indirectly, by an entity which is not incorporated or organized under the laws of a state of the United States of America and the business of which does not consist solely of making and holding investments in the Subsidiary Guarantors and in other Investments permitted by Section 9.08 hereof; or

                 (k) The Borrower's percentage ownership interest in RMEC and TRH, and RMEC's and TRH's percentage ownership interests in Thai Romo shall decrease from their respective percentage ownership interests on the date hereof as set forth in Schedule VI





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         hereto; or the Qualifying Shares of Thai Romo shall at any time constitute more than 1% of the voting and economic interests in Thai Romo; or

                 (l) The Liens created by the Pledge Agreements shall at any time not constitute valid and perfected Liens on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lenders and the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Pledge Agreements) except as a result of any action taken by the Administrative Agent or the Lenders, or, except for expiration in accordance with its terms, any of the Pledge Agreements shall for whatever reason be terminated or cease to be in full force and effect in any respects material to the Administrative Agent and the Lenders, or the enforceability thereof shall be contested by any Obligor; or

                 (m) Any Property of any Obligor is seized pursuant to legal process and not bonded within 30 days; or

                 (n) There shall occur a revocation of, repeal of, termination prior to the scheduled term of, or default under, any Project Agreement or any Project Agreement shall cease to be in full force and effect in any material respect; or

                 (o) One or more Government Authorities of the Kingdom of Thailand shall publicly announce its intention to or shall repudiate, terminate, seize, appropriate, assume management of, abrogate or reduce all or any material portion of the Concession Agreement, or the rights, properties or interests subject thereto or take any of the following actions that results in a Material Adverse Effect: (i) suspending or terminating all or any material portion of the production or exportation of hydrocarbons subject to the Concession Agreement, (ii) subjecting Thai Romo to new or additional Taxes or imposing currency controls that prevent Thai Romo from converting payments to U.S. Dollars or prevent Thai Romo from transferring such payment outside of the Kingdom of Thailand or (iii) the confiscation, expropriation or nationalization of the Project, any Project Property, or other assets used in the exploration or development of Block B8/32 by any Government Authority of the Kingdom of Thailand or any other Government Authority; or

                 (p) The Project is abandoned or placed in a care and maintenance basis, or a substantial part of the Project Property is destroyed or damaged beyond repair except where such destruction or damage would not have a Material Adverse Effect; or

                 (q) Thai Romo ceases to receive, for more than 30 consecutive days, the proceeds from the sale of its hydrocarbons, net of lease or other similar payments owed to SBM and its Affiliates, and such failure to receive such payments results in a Material Adverse Effect.





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THEREUPON:  (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to the Borrower or any Subsidiary Guarantor, the Administrative Agent may and, upon request of the Majority Lenders, will, by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower and the Subsidiary Guarantors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors; (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 10 with respect to the Borrower or any Subsidiary Guarantor, the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors; and (3) in the case of the occurrence of an Event of Default caused by the breach of the covenant described in the proviso to Section 9.01(i) hereof, the Lenders may, in their sole discretion, make the payments as described in such Section 9.01(i).

                 Section 11.  The Administrative Agent.

                 11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents and any Affiliate Subordination Agreement with such powers (including the power of execution of such documents on behalf of the Lenders) as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Basic Documents and any Affiliate Subordination Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                 (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents and any Affiliate Subordination Agreement, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

                 (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document or any Affiliate Subordination Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document or any Affiliate Subordination Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or





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         therein or for any failure by the Borrower or any Subsidiary Guarantor or any other Person to perform any of its obligations hereunder thereunder;

                 (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and

                 (d) shall have no liability or other obligation to the Borrower, any other Obligor or any Lender in respect of any determination made or to be made by the Administrative Agent relating to the method used or to be used, any assumption made or to be made or any other matter relating to the computation of the Borrowing Base, the Threshold Amount or any component of any thereof, other than (i) to the extent practicable, to consult with the Lenders as to any such determination and (ii) to make any such determination in good faith and in a manner consistent with the express requirements of this Agreement.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

                 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) in good faith believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document or any Affiliate Subordination Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower or any Subsidiary Guarantor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent





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may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

                 11.04 Rights as a Lender. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower, any Subsidiary Guarantor and their respective Subsidiaries or Affiliates as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from any such Person for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                 11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrower under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                 11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Administrative





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Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Subsidiary Guarantor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or the Subsidiary Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Basic Documents or any Affiliate Subordination Agreement, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or the Subsidiary Guarantors (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                 11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents and any Affiliate Subordination Agreement, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action and the Administrative Agent may consult with counsel and the advice of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder under any of the other Basic Documents, any Affiliate Subordination Agreement or under the Pledge Agreements.

                 11.08  Resignation or Removal of Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders, the Borrower and the Subsidiary Guarantors, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders with (unless an Event of Default has occurred or is continuing) the approval of the Borrower. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with (unless an Event of Default has occurred and is continuing) the approval of the Borrower (such approval not to be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent with (unless an Event of Default has occurred and is continuing) the approval of the Borrower (such approval not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in





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respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                 11.09 Consents under Other Basic Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents or any Affiliate Subordination Agreement, provided that, without the prior consent of all of the Lenders, the Administrative Agent shall not (except as provided herein or in the Pledge Agreements): (i) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented, (ii) release any Obligor from its obligations under any of the Basic Documents to which it is a party and
(iii) release any Subsidiary Guarantor from its obligations under Section 6 hereof.

                 Section 12.  Miscellaneous.

                 12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                 12.02 Notices. All notices, requests and other communications provided for herein and under the Pledge Agreements (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                 12.03  Expenses, Etc.   The Borrower agrees to pay or
reimburse each of the Lenders and the Administrative Agent for (without duplication): (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, following presentation of a reasonably detailed invoice therefor, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, and the Law Office of





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Paiboon Sutuntivorakoon Ltd., special Thai counsel to Chase, in connection with
(i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making and syndication of the Loans hereunder and related matters and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents or any Affiliate Subordination Agreement (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 12.03; and (c) without duplication of any amounts payable by the Borrower under Section 5.06 hereof, all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest contemplated by the Basic Documents or any document referred to therein.

                 The Borrower hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender), whether or not the Administrative Agent or any Lender is a party thereto arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any of the other transactions contemplated hereby or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct (or the failure of a Lender to make a Loan hereunder when required pursuant to the terms hereof) of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of





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its Subsidiaries (or any such predecessor in interest), including any such losses, liabilities, claims, damages or expenses that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder to the extent that such losses, liabilities, claims, damages or expenses are caused by the Administrative Agent or the Lenders (but not if such losses, liabilities, claims, damages or expenses are caused by the gross negligence or willful misconduct of the Administrative Agent or the Lenders).

                 12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Majority Lenders, or by the Borrower, the Subsidiary Guarantors and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the
Lenders: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce or forgive the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrower to prepay Loans, (vi) alter the terms of this
Section 12.04, (vii) modify the definition of the term "Majority Lenders" or "Required Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders of Types of Loans, (ix) waive any of the conditions precedent set forth in Section 7 hereof or (x) redetermine or otherwise change the Borrowing Base or Threshold Amount; (b) any modification or supplement of
Section 11 hereof shall require the consent of the Administrative Agent; (c) any modification or supplement of Section 6 hereof shall require the consent of the Subsidiary Guarantors; (d) any waiver of any provision of this Agreement that adversely affects the Borrower shall require the consent of the Borrower;
(e) any modification to Section 1.04 or the defined terms used therein shall require the consent of the Required Lenders; and (f) any release of any Obligor from its obligations under any Basic Document or any release of collateral shall require the consent of all the Lenders to the extent set forth in Section
11.09 hereof. Notwithstanding any provision of this Section 12.04 to the contrary, as long as Banque Paribas is a Lender hereunder and its Commitment equals or exceeds $35,000,000, any amendment, supplement or waiver of this Agreement shall require the consent of Banque Paribas.

                 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.





                                Credit Agreement

                 12.06  Assignments and Participations.

                 (a) Neither the Borrower nor either Subsidiary Guarantor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

                 (b) Each Lender may (and each Lender shall, if requested pursuant to Section 5.07 hereof) assign any of its Loans and its Note, with the consent, so long as no Event of Default shall have occurred and be continuing, of the Borrower (such consent not to be unreasonably withheld or delayed); provided that

                 (i) no such consent by the Borrower shall be required in the case of any assignment to another Lender;

                 (ii) except to the extent the Administrative Agent and the Borrower shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

                 (iii) each such assignment by a Lender of its Loans or Note shall be made in such manner so that the same portion of its Loans and Commitments is assigned to the respective assignee; and

                 (iv) upon each such assignment, the assignor and assignee shall deliver to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F hereto.

Upon execution and delivery by the assignor and the assignee to and the Administrative Agent of such Assignment and Acceptance, and upon consent thereto by the Administrative Agent and the Borrower to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Administrative Agent and the Borrower), the obligations, rights and benefits of a Lender hereunder holding the Loans (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Loans, if any, theretofore held by such assignee). Unless otherwise agreed by the Administrative Agent, upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

                 (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it (such purchaser of a participation a "Participant"), but, except as otherwise provided in Section 4.07(c) hereof, a Participant shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document and any Affiliate Subordination Agreement (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrower to any Lender under Section 5 hereof and Section 12.03 hereof in respect of Loans held by it, and its Commitments shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Lender were funding each of such Loan in the same way that it is funding the portion of





                                Credit Agreement
such Loan and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document and any Affiliate Subordination Agreement except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (iv) alter the rights or obligations of the Borrower to prepay the related Loans or (v) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

                 (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to or the consent of the Borrower, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loan and its Note to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (e) A Lender may furnish any information concerning the Borrower, the Subsidiary Guarantors or any of their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12 hereof.

                 (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any Subsidiary Guarantor or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                 12.07 Survival. The obligations of the Borrower under Sections 5.01, 5.05, 5.06 and 12.03 hereof and the obligations of the Subsidiary Guarantors under Section 6.03 hereof, and the obligations of the Lenders under Sections 11.05 and 12.12 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.





                                Credit Agreement

                 12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 12.10 Governing Law; Submission to Jurisdiction. (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower and the Subsidiary Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the other Basic Documents or the transactions contemplated hereby or thereby. Each of the Borrower and the Subsidiary Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 Each Obligor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Obligor and may be enforced in any court to the jurisdiction of which such Obligor is subject by a suit upon such judgment, provided that service of process is effected upon such Obligor in the manner provided in this Section 12.10.

                 (b) Each Obligor (other than Thai Romo) hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon it by service upon CT Corporation System, presently having an office at 1633 Broadway, New York, New York 10019, U.S.A. (each of such agents for service of process as appropriate, being referred to herein as the "Process Agent"), and each Obligor (other than Thai Romo) hereby irrevocably appoints the Process Agent its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to any such Obligor shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason CT Corporation System ceases to act, or to be able to act, as a Process Agent, as contemplated hereby, each Obligor (including Thai Romo) will appoint a substitute therefor and agrees to maintain at all times an agent for service of process in the United States of America to act as its process agent. Each Obligor (including Thai Romo) irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Lender or any holder of any Note by registered or certified mail, postage prepaid, to such Obligor at the address given below its name on the signature pages hereto.





                                Credit Agreement

                 (c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Obligors in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                 (d) To the extent that any Borrower or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Basic Documents.

                 12.11 Waiver of Jury Trial. EACH OF THE BORROWER, EACH SUBSIDIARY GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 12.12  Treatment of Certain Information; Confidentiality.
Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) with each of the Obligors to use its best efforts to keep confidential and not to disclose any non-public information supplied to it by any of the Obligors pursuant to this Agreement or any of the other Basic Documents that is identified by any of the Obligors as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities Inc., Chase Investment Bank, Ltd., and Chase Manhattan Asia Limited), (v) in connection with any litigation relating to any of the Basic Documents or any Affiliate Subordination Agreement or the transactions contemplated thereby to which any one or more of the Lenders or the Administrative Agent is a party, (vi) to a subsidiary or affiliate of such Lender in connection with the administration, management or booking of any Loans or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit E hereto. The obligations of each Lender under this Section 12.12 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to any of the Obligors prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit E hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.





                                Credit Agreement

                 12.13 Appointment of the Borrower as Agent. Each Subsidiary Guarantor hereby irrevocably appoints the Borrower as its agent for the purpose of giving and receiving any and all notices and other communications provided for herein to be given by or to it hereunder. By its signature below, the Borrower hereby accepts such appointment.

                 12.14 Joint and Several Liability. (a) All monetary obligations of the Subsidiary Guarantors hereunder and under the other Basic Documents to which the Subsidiary Guarantors are parties shall be their joint and several obligations.

                 (b) Each Subsidiary Guarantor hereby agrees that until the payment and satisfaction in full of all monetary obligations hereunder and the expiration or termination of the Commitments it shall not exercise any right or remedy against any other Subsidiary Guarantor arising by reason of any performance by it of its joint and several obligations hereunder, whether by subrogation or otherwise.

                 12.15 Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement is made or fails to be satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent of the payment (when converted into the Required Currency at the rate of exchange on the date of payment, or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, such Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.





                                Credit Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    BORROWER

                                    RUTHERFORD-MORAN OIL CORPORATION


                                    By
                                       -----------------------------------------
                                       Title: Chief Financial Officer

                                    Address for Notices:

                                       Rutherford-Moran Oil Corporation
                                       5 Greenway Plaza, Suite 220
                                       Houston, Texas 77046

                                       Attention:  Chief Financial Officer
                                       Telecopier No.:  713-621-7072
                                       Telephone No.:  713-622-5555





                                Credit Agreement

                             SUBSIDIARY GUARANTORS

                                    RUTHERFORD-MORAN EXPLORATION COMPANY


                                    By
                                       -----------------------------------------
                                       Title: Treasurer

                                    Address for Notices:

                                       Rutherford-Moran Exploration Company
                                       5 Greenway Plaza, Suite 220
                                       Houston, Texas 77046

                                       Attention:  Chief Financial Officer
                                       Telecopier No.:  713-621-7072
                                       Telephone No.:  713-622-5555


                                    THAI ROMO HOLDINGS, INC


                                    By
                                       -----------------------------------------
                                       Title: Treasurer

                                    Address for Notices:

                                       Thai Romo Holdings, Inc.
                                       Greenway Plaza, Suite 220
                                       Houston, Texas 77046

                                       Attention:  Chief Financial Officer
                                       Telecopier No.:  713-621-7072
                                       Telephone No.:  713-622-5555





                                Credit Agreement

                                    THAI ROMO LIMITED


                                    By
                                       -----------------------------------------
                                       Title: Managing Director

                                    Address for Notices:

                                       Thai Romo Holdings, Inc.
                                       5 Greenway Plaza, Suite 220
                                       Houston, Texas 77046

                                       Attention:  Chief Financial Officer
                                       Telecopier No.:  713-621-7072
                                       Telephone No.:  713-622-5555





                                Credit Agreement

                                    LENDERS


Commitment                          THE CHASE MANHATTAN BANK

$100,000,000

                                    By
                                       -----------------------------------------
                                       Title:

                                    Lending Office for all Loans:

                                       The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, New York 10017

                                    Address for Notices:

                                       The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, New York 10017

                                       Attention:    Richard Betz
                                       Managing Director

                                       Telecopier No.:  212-270-6971
                                       Telephone No.:   212-270-2519





                                Credit Agreement

Commitment                          BANQUE PARIBAS

$50,000,000

                                    By
                                       -----------------------------------------
                                       Title: Vice President


                                    By
                                       -----------------------------------------
                                       Title: Managing Director

                                       Lending Office for all Loans:

                                       Banque Paribas
                                       1200 Smith, Suite 3100
                                       Houston, Texas 77002

                                       Address for Notices:

                                       Banque Paribas
                                       1200 Smith, Suite 3100
                                       Houston, Texas 77002

                                       Attention: Doug Liftman
                                       Vice President

                                       Telecopier No.:  713-659-6915
                                       Telephone No.:  713-659-4811





                                Credit Agreement

                                    Administrative Agent

                                    THE CHASE MANHATTAN BANK,
                                     as Administrative Agent


                                    By
                                       -----------------------------------------
                                       Title:


                                    Address for Notices to
                                    Chase as Administrative Agent:

                                       Administrative Agent Bank Services
                                       Group One Chase Manhattan
                                       Plaza 8th Floor New York,
                                       New York  10081

                                       Attention:  Joselin Fernandes
                                       Telecopier No.:  212-552-5777
                                       Telephone No.:   212-552-7414

                                    with copies to:

                                       The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, New York  10017

                                       Attention:  Richard Betz
                                       Telecopier No.:  212-270-2519





                                Credit Agreement

                                                                      SCHEDULE I


                  Material Agreements, Liens and Interest Rate
                       and Commodity Hedging Arrangements

Part A - Material Agreements

Project Agreements

Guaranty made by RMEC (formerly known as "Rutherford/Moran Oil Corporation") dated as of October 25, 1996 to Petroleum Authority of Thailand in connection with the Gas Sales Agreement.

Guaranty made by RMEC (formerly known as "Rutherford/Moran Oil Corporation") dated as of August 22, 1991 to Maersk in connection with the Joint Operating Agreements dated as of August 1, 1991 between Maersk, Thai Romo, Thaipo, and Sophonpanish.

Guaranty and Indemnity made by Thai Romo to SBM Marine Service Thailand Ltd. dated February 9, 1996 in connection with the Operating Agreement whereby Thai Romo guarantees 46.34146% of the Guaranteed Obligations defined therein.

Guaranty and Indemnity made by Thai Romo to Tantawan Production B.V. dated February 9, 1996 in connection with the Bareboat Charter whereby Thai Romo guarantees 46.34148% of the Guaranteed Obligations defined therein.

Non-interest bearing promissory note of Thai Romo dated June 17, 1996 payable to RMEC in the principal amount $20,504,909.

Non-interest bearing promissory note of Thai Romo dated June 17, 1996 payable to TRH in the principal amount of $8,417,344.

Non-interest bearing promissory note of Thai Romo dated June 27, 1996 payable to RMOC in the principal amount $44,128,031.

Non-interest bearing promissory note of Thai Romo dated June 27, 1996 payable to RMEC in the principal amount of $8,737,500.

Non-interest bearing promissory note of Thai Romo dated June 27, 1996 payable to TRH in the principal amount $2,769,800.

Promissory note of RMEC dated June 27, 1996 payable to RMOC in the approximate principal amount of $23,996,974 bearing interest at LIBOR plus 1.75%.

First Amendment to the Gas Sale Agreement between Petroleum Authority of Thailand and B8/32 Partners Limited, Thaipo Limited, Thai Romo Limited, Palang Sophon Limited, dated November 12, 1997.





                                   Schedule I

                                                                     SCHEDULE II


                              Compliance with Laws

                                 [Section 8.13]





                                  Schedule II

                                                                    SCHEDULE III



                          Subsidiaries and Investments


The Borrower

As of December 1, 1997, the Borrower has $226,000 in the Fidelity 357 Money Market with Fidelity Investment.

The Borrower is the parent company of RMEC, owns 1,000 shares of common stock, $1.00 par value, of RMEC and has made loans to RMEC at 9/30/97 in the aggregate amount of $23,274,069.

The Borrower is the parent company of TRH and owns 1,000 shares of common stock, $1.00 par value, of TRH.

The Borrower has made loans to Thai Romo at 9/30/97 in the aggregate amount of $152,688,386.

RMEC

RMEC owns approximately 57.5% of the issued and outstanding shares of common stock of Thai Romo and has made loans to Thai Romo at 9/30/97 in the aggregate amount of $25,173,068.

TRH

TRH owns approximately 42.5% of the issued and outstanding shares of common stock of Thai Romo and has loans to Thai Romo at 9/30/97 in the aggregate amount of $11,586,092.


Note:    RMOC invested $250,000 in a wholly-owned subsidiary, Thai-Tex
Insurance Co., Inc.





                                  Schedule III

                                                                     SCHEDULE IV


                                   Litigation

                                 [Section 8.03]


None.





                                  Schedule IV

                                                                      SCHEDULE V

                                     Taxes

                                 [Section 8.09]


None.





                                   Schedule V

                                                                     SCHEDULE VI

                                 Capitalization

                                 [Section 8.14]


         HOLDER                                           NUMBER OF SHARES
         ------                                           ----------------

Thai Romo
1.       Rutherford-Moran Oil Corporation                 612,608 shares
2.       Thai Romo Holdings, Inc.                         452,704 shares
3.       PRR Thai, Inc.                                   1 share
4.       Thai PRR L.P.                                    1 share
5.       JAM Thai, Inc.                                   1 share
6.       Thai JAM L.P.                                    1 share
7.       MDM Thai, Inc.                                   1 share

B8/32 Partners

1.       Pogo Producing Company Limited                   50,974 shares
2.       Mr. Paul Gerrit Van Wagenen                      1 share
3.       Mr. Radford Phillip Laney                        1 share
4.       Thai Romo Holdings, Inc.                         50,974 shares
5.       Mr. Patrick Richard Rutherford                   1 share
6.       Mr. Michael Douglas McCoy                        1 share
7.       Palang Sophon Limited                            8,048 shares





                                  Schedule VI

                                                                    SCHEDULE VII

                               Project Agreements


                 Bareboat Charter
                 Concession Agreement
                 Gas Sales Agreement
                 Joint Operating Agreement
                 Operating Agreement
                 Tantawan Joint Operating Agreement





                                  Schedule VII

                                                                   SCHEDULE VIII



               Exceptions to Statements in Registration Statement

                                 [Section 8.20]


None, except to reflect the final terms contained in this Amended and Restated Credit Agreement.





                                 Schedule VIII